SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the registrant      |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:
    |X|    Preliminary Proxy Statement         |_|    Confidential, For Use
    |_|    Definitive Proxy Statement                 of the Commission
    |_|    Definitive Additional Materials            Only (as permitted by
    |_|    Soliciting Material Pursuant to            Rule 14a-6(e)(2))
           Rule 14a-11(c) or Rule 14a-12


                                  XTRANA, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |_|  No Fee Required
     |X| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                    COMMON STOCK, PAR VALUE $0.01 PER SHARE
-------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transactions applies:

                                 NOT APPLICABLE
-------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  VALUE OF CONSIDERATION  TYPE OF CONSIDERATION     FILING FEE
                  ----------------------  ---------------------    -----------
                        $3,658,500        Cash                        $731.70
                        $2,591,500        Promissory Notes            $518.30
                        -----------                                -----------
          Total:        $6,250,000                                  $1,250.00

     (4)  Proposed maximum aggregate value of transaction:

                                   $6,250,000
 -------------------------------------------------------------------------------
     (5)  Total fee paid:

                                     $1,250
-------------------------------------------------------------------------------
     |_|  Fee paid previously with preliminary materials:

-------------------------------------------------------------------------------
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

-------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement no.:

-------------------------------------------------------------------------------
     (3)  Filing party:

-------------------------------------------------------------------------------
     (4)  Date filed:

-------------------------------------------------------------------------------

                                  XTRANA, INC.
                          590 BURBANK STREET, SUITE 205
                           BROOMFIELD, COLORADO 80020
                                 (303) 466-4424


                                                             November ___, 2001

Dear Stockholders:

I am pleased to invite you to attend Xtrana, Inc.'s Special Meeting of Stockholders to be held December 20, 2001, at 10:00 a.m. Mountain standard time at the DoubleTree Hotel, 8773 Yates Drive, Westminster, Colorado, 80030-3678. The formal Notice of Special Meeting of Stockholders and Proxy Statement are attached.

The matters to be acted upon by the Stockholders are set forth in the Notice of Special Meeting of Stockholders. At the Special Meeting, you will be asked to consider and vote on a proposal to approve the sale of the hemostasis business segment of Xtrana, Inc. to Trinity Biotech, PLC. The enclosed document gives you detailed information concerning the proposed transaction and about Trinity Biotech, PLC. I encourage you to read it carefully.

I believe that the proposed sale of our hemostasis business segment offers significant benefits to Xtrana and its stockholders. The transaction allows the company to exit the hemostasis business at a fair valuation, thus allowing management to focus all of Xtrana's resources on the nucleic acid diagnostics business line.

AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE SALE OF OUR HEMOSTASIS BUSINESS AND CONCLUDED IT IS IN THE BEST INTERESTS OF XTRANA AND ITS STOCKHOLDERS TO PROCEED WITH THE TRANSACTION.

I enthusiastically support this transaction and join with the Board of Directors in recommending that you vote in favor of the transaction. It is important that your shares be voted whether or not you plan to be present at the Special Meeting. Please complete, sign, date and return the enclosed form of proxy promptly.

                          YOUR VOTE IS VERY IMPORTANT!

Sincerely,

Xtrana, Inc.
---------------------
Timothy Dahltorp
Chief Executive Officer

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 OF XTRANA, INC.
                          TO BE HELD DECEMBER 20, 2001
                               ------------------

TO THE STOCKHOLDERS
OF XTRANA, INC.:

     Notice is hereby given that a Special Meeting (the "Special Meeting") of stockholders of Xtrana, Inc. ("Xtrana") will be held at the DoubleTree Hotel, 8773 Yates Drive, Westminster, Colorado, 80030-3678, on December 20, 2001 at 10:00 a.m. Mountain standard time, for the following purpose:

     1. To consider and vote on a proposal to approve the sale of certain assets related to the hemostasis business of Xtrana to Trinity Biotech, PLC ("Trinity") pursuant to the Asset Purchase Agreement, entered into on November 9, 2001, by and between Trinity and Xtrana; and

     2. To transact such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed the close of business on _________ ___, 2001 as the record date for determination of the stockholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof. Approval of the matters to be voted upon in connection with proposal number 1, above, requires the affirmative vote of a majority of the outstanding shares of common stock as of the record date.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

     The accompanying Proxy Statement and the Appendices thereto (including the Asset Purchase Agreement attached as Appendix "A" thereto) form a part of this notice.

                                            By Order of the Board of Directors


                                            ----------------------------------
                                            Timothy Dahltorp
                                            Chief Executive Officer

590 Burbank Street, Suite 205
Broomfield, Colorado 80020
(303) 466-4424

Dated:  November ___, 2001

PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU LATER DECIDE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                                  XTRANA, INC.
                          590 Burbank Street, Suite 205
                           Broomfield, Colorado 80020
                                 (303) 466-4424
                            -------------------------

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS

     This Proxy Statement is being furnished to you as a holder of outstanding shares common stock, par value $0.01 per share, of Xtrana, Inc. ("Xtrana" or the "Company") in connection with the solicitation of proxies by the Board of Directors of Xtrana, for use at a Special Meeting of Stockholders (the "Special Meeting") to be held at the DoubleTree Hotel, 8773 Yates Drive, Westminster, Colorado, 80030-3678, on December 20, 2001 at 10:00 a.m. Mountain standard time. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Special Meeting, which you may use to indicate your vote as to the proposal described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to us prior to the Special Meeting, and which have not been revoked, will be voted in favor of the proposal described in this Proxy Statement unless otherwise directed. You may revoke a Proxy given to us at any time before it is voted either by filing with the Secretary of Xtrana, at our executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and expressing a desire to vote your shares in person.

     The close of business on _________ ___, 2001, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any adjournments of the Special Meeting. As of the record date, we had outstanding ____________ shares of common stock, par value $0.01 per share, the only outstanding voting security of Xtrana. As of the record date, we had approximately ____________ stockholders of record. A stockholder is entitled to cast one vote for each share held on the record date on all matters to be considered at the Special Meeting.

     Our principal executive offices are located at 590 Burbank Street, Suite 205, Broomfield, Colorado 80020. This Proxy Statement and the accompanying Proxy were mailed to our stockholders on or about November ___, 2001.

     At the Special Meeting, the stockholders will consider and vote upon the proposal to (i) approve the sale of certain assets related to our hemostasis business segment to Trinity Biotech, PLC ("Trinity") pursuant to an Asset Purchase Agreement entered into on November 9, 2001 between Xtrana and Trinity (this transaction is referred to in this Proxy Statement as the "Sale of Assets"), and (ii) such other proposals as may properly come before the Special Meeting or any adjournment thereof.

     The Xtrana Board of Directors has unanimously approved the Sale of Assets and the Asset Purchase Agreement.

     Additional information about the Sale of Assets and the parties to the Asset Purchase Agreement is contained in this Proxy Statement, which should be reviewed carefully.

     THE XTRANA BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SALE OF ASSETS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE SALE OF ASSETS PURSUANT TO THE ASSET PURCHASE AGREEMENT.

     YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. XTRANA HAS NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROXY STATEMENT. NEITHER THE DELIVERY OF THIS PROXY STATEMENT NOR THE CONSUMMATION OF THE SALE OF ASSETS BY XTRANA TO TRINITY MEANS THAT INFORMATION CONTAINED IN THIS PROXY STATEMENT IS CORRECT AFTER THE DATE OF THIS PROXY STATEMENT. THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.


                                TABLE OF CONTENTS


SUMMARY.......................................................................3


THE SPECIAL MEETING OF XTRANA STOCKHOLDERS....................................6


PROPOSAL NO. 1: THE SALE OF ASSETS............................................8


BENEFICIAL OWNERSHIP OF COMMON STOCK.........................................18


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................19


OTHER MATTERS................................................................19


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................20



Appendix A: Asset Purchase Agreement........................................A-1


APPENDIX B: OPINION OF FINANCIAL ADVISORS ..................................B-1


APPENDIX C: Form of Proxy...................................................C-1

                                     SUMMARY


     YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS APPEARING ELSEWHERE IN THIS PROXY STATEMENT OR DELIVERED WITH THIS PROXY STATEMENT.

THE COMPANIES

XTRANA, INC.

     We were incorporated in Delaware in 1987. We were formerly known as Biopool International, Inc. and began operating under the name Xtrana effective with our merger with Xtrana, Inc. in August 2000. In July 2001, we formally changed our corporate name to Xtrana, Inc. We develop nucleic acid-based tests for use in drug discovery, detection of environmental and food contaminants, forensics and identity testing, human and animal diseases, genetic predisposition to disease, and other applications. We also develop, manufacture, and market a full range of test kits to assess and diagnose disorders of blood coagulation, thrombotic risk factors, fibrinolysis, platelet function, and the vascular system. We sell over 100 products on a worldwide basis to hospitals, clinical laboratories, commercial reference laboratories, and research institutions. We have one wholly-owned operating subsidiary, Biopool AB, located in Umea, Sweden. Our corporate office is located at 590 Burbank Street, Suite 205, Broomfield, Colorado 80020, and our telephone number is (303) 466-4424.

TRINITY BIOTECH, PLC

     Trinity Biotech, PLC ("Trinity") develops, manufactures and markets diagnostic test kits used for the clinical laboratory, point-of-care, and self-testing segments of the diagnostic market. Trinity's rapid tests provide fast and accurate results designed for home and doctor's office use. In addition, Trinity manufactures and markets a range of diagnostic test kits used in clinical laboratories to detect infectious diseases and autoimmune disorders. Trinity markets over 90 different diagnostic tests in 65 countries. Trinity was incorporated in Ireland in January 1992. Trinity's principal executive offices are located at IDA Business Park, Bray, County Wicklow, Ireland, and its telephone number is (800) 603-8076.

THE ASSET PURCHASE AGREEMENT

THE EFFECT OF THE SALE OF ASSETS

     On November 9, 2001, Xtrana and Trinity entered into the Asset Purchase Agreement. Pursuant to the Asset Purchase Agreement, Xtrana will sell the assets related to its hemostasis business segment (the "Business") to Trinity. See "THE ASSET PURCHASE AGREEMENT - Sale of Assets."

SALE OF ASSETS
PURCHASE PRICE AND TERMS OF PAYMENT

     As consideration for the Sale of Assets, Trinity will pay and deliver to Xtrana, at the closing cash and securities totaling $6,250,000 in the following manner:

     o    cash in the amount of $3,658,500;

     o a secured promissory note in the amount of $855,200 (subject to adjustment pursuant to the Asset Purchase Agreement) payable 12 months after the closing date;

     o a secured promissory note in the amount of $1,166,200 payable 24 months after the closing date; and

     o a secured promissory note in the amount of $570,100 payable 36 months after the closing date.

     See "THE ASSET PURCHASE AGREEMENT - Purchase Price."

CONDITIONS THAT MUST BE SATISFIED PRIOR TO THE CLOSING OF THE SALE OF ASSETS

     Completion of the Sale of Assets is subject to various conditions (any of which may be waived by the party benefited by the condition), including among them:

     o the truth and accuracy of the representations and warranties of Xtrana and of Trinity;

     o    performance of all covenants by Xtrana and Trinity;

     o    delivery of opinions of counsel of each of Xtrana and Trinity;

     o    approval by the Xtrana stockholders;

     o    the absence of litigation concerning the Sale of Assets;

     o    the receipt of all required regulatory and third party consents; and

     o the receipt by Xtrana of a no-action letter from the Minister for Enterprise, Trade and Employment in Ireland permitting the Sale of Assets.

     See "THE ASSET PURCHASE AGREEMENT - Conditions of the Sale of Assets."

TERMINATION OF THE ASSET PURCHASE AGREEMENT

     The Asset Purchase Agreement may be terminated, and the Sale of Assets abandoned, subject to certain exceptions:

     o    by written mutual consent of Xtrana and Trinity;

     o due to material breach by either of conditions to closing set forth in the Asset Purchase Agreement; or

     o if the closing of the Sale of Assets has not taken place on or before January 31, 2002.

     See "THE ASSET PURCHASE AGREEMENT - Termination."


EXPENSES OF THE SALE OF ASSETS

     Whether or not the Sale of Assets is consummated, except as otherwise provided in the Asset Purchase Agreement, each party bears its own costs and expenses related to the Sale of Assets.

     See "THE ASSET PURCHASE AGREEMENT - Expenses."

ACCOUNTING TREATMENT

     The Sale of Assets is intended to be treated as a "sale" in accordance with generally accepted accounting principles in the United States.

     See "THE ASSET PURCHASE AGREEMENT - Accounting Treatment."

FEDERAL INCOME TAX CONSIDERATIONS

     There are no income tax consequences to the Xtrana stockholders as a result of the Sale of Assets.

     See "THE ASSET PURCHASE AGREEMENT - Material Federal Income Tax Consequences."

GOVERNING LAW AND REGULATORY REQUIREMENTS

     Other than the following actions, Xtrana is not aware of any governmental or regulatory requirements with which it must comply in completing the Sale of Assets:

     o    compliance with the general corporation law of the State of Delaware;
          and

     o compliance with any applicable requirements of the Ministry for Enterprise, Trade and Employment in Ireland.

     See "THE ASSET PURCHASE AGREEMENT - Regulatory Approvals."

THE SPECIAL MEETING OF STOCKHOLDERS

SPECIAL MEETING

     Xtrana's Special Meeting will be held on December 20, 2001 at 10:00 a.m. Mountain standard time, at the DoubleTree Hotel, 8773 Yates Drive, Westminster, Colorado, 80030-3678. The purpose of the Special Meeting is to consider and vote on the approval of the Sale of Assets pursuant to the Asset Purchase Agreement. Holders of record of Xtrana common stock at the close of business on _________ ___, 2001 will be entitled to notice of and to vote at the Special Meeting. Each share of Xtrana common stock is entitled to one vote for each share held of record upon each matter properly presented to the stockholders for a vote at the Xtrana Special Meeting. See "THE SPECIAL MEETING OF XTRANA STOCKHOLDERS - Votes Required; Quorum" and "Voting of Proxies."

     For additional information relating to the Xtrana Special Meeting, see "THE SPECIAL MEETING OF XTRANA STOCKHOLDERS."

VOTE REQUIRED

     Approval of the matters to be voted upon in connection with the Sale of Assets by Xtrana stockholders requires the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote. As a result, the failure to vote in person or by proxy on any such proposal at the Special Meeting or abstaining on the Sale of Assets proposal has the same effect as voting against the Sale of Assets proposal.

     See "THE SPECIAL MEETING OF XTRANA STOCKHOLDERS--Votes Required; Quorum."

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     Xtrana's Board of Directors unanimously approved the Asset Purchase Agreement and the transactions contemplated thereby. The members of the Board of Directors unanimously believe that the Sale of Assets and the transactions contemplated by the Asset Purchase Agreement are fair to, and in the best interests of, Xtrana's stockholders and unanimously recommend a vote "FOR" the Sale of Assets. The conclusion of the Board of Directors with respect to the Sale of Assets was based upon a number of factors.

     See "THE ASSET PURCHASE AGREEMENT-Board of Directors' Reasons for the Sale of Assets"

                   THE SPECIAL MEETING OF XTRANA STOCKHOLDERS


DATE, TIME, PLACE

     This Proxy Statement is furnished in connection with the solicitation by the Xtrana Board of Directors of proxies representing Xtrana common stock to be voted at the Special Meeting to be held on December 20, 2001 at 10:00 a.m. Mountain standard time, at the DoubleTree Hotel, 8773 Yates Drive, Westminster, Colorado, 80030-3678.

MATTERS TO BE CONSIDERED

     At the Special Meeting, holders of Xtrana common stock will consider and vote upon (i) the approval of the Sale of Assets by Xtrana to Trinity pursuant to the Asset Purchase Agreement, and (ii) such other matters as may properly come before the Xtrana Special Meeting.

RECORD DATE; STOCK ENTITLED TO VOTE

     The Xtrana Board of Directors has fixed the close of business on ________ ___, 2001, as the Record Date. Only holders of record of shares of Xtrana common stock are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were ___________ shares of Xtrana common stock outstanding and entitled to vote by approximately ________ common stockholders of record. Each holder of record as of the Record Date of common stock is entitled to cast one vote per share.

VOTES REQUIRED; QUORUM

     The affirmative vote of the holders of at least a majority of the total number of outstanding shares of capital stock of Xtrana entitled to vote at the Special Meeting is required to approve the Sale of Assets pursuant to the Asset Purchase Agreement. Action by the stockholders on any other matter that properly comes before the Special Meeting will be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

     The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitutes a quorum at the Special Meeting. If a quorum is not present or represented at the Special Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting and any business may be transacted which might have been transacted at the Special Meeting as originally notified.

VOTING OF PROXIES

     This Proxy Statement is being furnished to Xtrana stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors for use at the Special Meeting, and is accompanied by a form of proxy.

     All shares of Xtrana common stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted for approval of the Sale of Assets and the Asset Purchase Agreement.

     If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to adjourn the Special Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions of the Sale of Assets), the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Xtrana, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy originally filed, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Xtrana before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Xtrana at 590 Burbank Street, Suite 205, Broomfield, Colorado 80020, Attention: Secretary, or hand delivered to the Secretary of Xtrana at or before the taking of the vote at the Special Meeting.

SOLICITATION OF PROXIES

     All expenses of Xtrana's solicitation of proxies, including the cost of mailing this Proxy Statement to Xtrana stockholders, will be borne by Xtrana. In addition to solicitation by use of the mails, proxies may be solicited from stockholders by directors, officers and employees of Xtrana in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Xtrana may retain a proxy solicitation firm for assistance in connection with the solicitation of proxies for the Special Meeting. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Xtrana will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

BOARD RECOMMENDATIONS

          FOR THE REASONS SET FORTH HEREIN, THE BOARD OF DIRECTORS OF XTRANA HAS CONCLUDED THAT THE SALE OF ASSETS IS IN THE BEST INTERESTS OF XTRANA AND THE XTRANA STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE XTRANA STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE SALE OF ASSETS PURSUANT TO THE ASSET PURCHASE AGREEMENT.

                                 PROPOSAL NO. 1:
                               THE SALE OF ASSETS


GENERAL

     The Xtrana Board of Directors has unanimously approved the Asset Purchase Agreement entered into on November 9, 2001 by and between Xtrana and Trinity. Pursuant to the Asset Purchase Agreement, Xtrana will sell its hemostais business segment and related assets to Trinity.

BACKGROUND OF THE SALE OF ASSETS

     In May 2001, the Board of Directors agreed that its Chairman, Michael Bick, Ph.D., should forward the Company's business plan to a limited number of potential investors to determine the level of interest in an equity investment in Xtrana. In doing so, Dr. Bick was approached by several parties who expressed interest in pursuing the potential acquisition of the Business.

     The idea of divesting the Business had been contemplated by the Board of Directors from time to time since its merger with Xtrana, Inc. See "Board of Directors' Reasons for the Sale of Assets."

     Subsequent to initial discussions with several parties, Dr. Bick was presented with a term sheet from Trinity outlining the terms of a potential acquisition of the hemostasis assets. This term sheet was presented to the Board of Directors on June 20, 2001, along with an update on discussions with other interested parties. Based on the terms presented, and the lack of a financing contingency that would have been present with the other interested parties, the Board of Directors authorized Dr. Bick to further negotiate the terms of the offer with Trinity, and based on the outcome of these negotiations, to allow Trinity to begin its due diligence investigation.

     Subsequent to the completion of it's due diligence investigation, Trinity made a final offer for the Business on November 1, 2001. After reviewing the offer, the Board of Directors authorized Mr. Dahltorp to negotiate a definitive Asset Purchase Agreement.

     In August, 2001, the Board of Directors authorized Mr. Dahltorp and Akin Gump Strauss Hauer & Feld, LLP, the Company's corporate counsel, to identify potential advisors that could provide the Board of Directors with an independent evaluation of the Company's nucleic acid technologies. The Board of Directors believed that such an independent validation would further substantiate a decision to divest the Business. After discussions with several potential advisors, Mr. Dahltorp recommended that The Genesis Group be retained for this purpose. The Genesis Group was interviewed by members of the Board of Directors, and then retained. The report of The Genesis Group concluded that the nucleic acid technologies were viable, and that the industries where these technologies could be commercialized were substantial.

     After further negotiations and consultation with its financial advisors, the Board of Directors approved the execution of the Asset Purchase Agreement subject to shareholder approval. On November 9, 2001, Xtrana and Trinity entered into the Asset Purchase Agreement.

THE ASSET PURCHASE AGREEMENT

     The following brief description of the terms of the Asset Purchase Agreement contains summaries of certain provisions of the Asset Purchase Agreement. This summary description does not purport to be complete and is qualified in its entirety by the full text of the Asset Purchase Agreement, which is incorporated into this Proxy Statement by reference and is attached as Appendix "A".

     SALE OF ASSETS. The effect of the Sale of Assets is that Xtrana will sell and Trinity agrees to purchase, at the closing, certain assets of Xtrana that are used or usable primarily in connection with Xtrana's operation of the Business as they shall exist on the closing date. The Business includes, without limitation, the following assets:

     o REAL PROPERTY LEASES covering Xtrana's leased premises in Ventura, California and Umea, Sweden;

     o FURNITURE, MACHINERY AND EQUIPMENT of Xtrana located within Xtrana's facilities at Ventura, California;

     o INVENTORIES of Xtrana of any kind constituting inventories of the Business;

     o    CONTRACTS AND COMMITMENTS of Xtrana related to the Business;

     o PROPRIETARY RIGHTS related primarily to the Business which includes United States and foreign patents, trademarks, service marks, domain names, copyrights, proprietary and technical information technical know-how, licenses, and related agreements;

     o    BOOKS AND RECORDS of Xtrana related to the operation of the Business;

     o GOVERNMENTAL LICENSES, PERMITS AND AUTHORIZATIONS which are used or usable primarily in connection with Xtrana's operation of the Business;

     o    ACCOUNTS AND NOTES RECEIVABLE from Xtrana's operation of the Business;

     o DEPOSITS, CREDITS AND PREPAID EXPENSES which are used or usable primarily in connection with Xtrana's operation of the Business;

     o CERTAIN INTANGIBLE ASSETS such as the Business as a going concern, and the goodwill thereof; and

     o    THE OUTSTANDING STOCK OF BIOPOOL AB, Xtrana's wholly owned subsidiary.

     However, the purchased assets will not include any of those assets of Xtrana that are not used or usable primarily in connection with Xtrana's operation of the Business and which are listed in the Asset Purchase Agreement as RETAINED ASSETS.

     Trinity shall not assume certain liabilities of the Business, which include, among other items:

     o    tax liabilities of Xtrana arising prior to the closing date;

     o any liabilities or obligations arising out of, resulting from, or relating to legal claims or resulting from or relating to any litigation, proceedings, actions, arbitrations, claims or investigations at law or in equity or by or before any governmental agency pending against Xtrana;

     o any liabilities or obligations arising out of, resulting from, or relating to claims of infringement or other misappropriation of intellectual property rights of third parties; and

     o any unknown, undisclosed or contingent liabilities or any other liabilities not specifically identified and provided for in the closing balance sheet; and

     o any liabilities or obligations arising prior to the closing with respect to transferred employees.

     EFFECTIVE TIME. The Sale of Assets will occur on the date and at the time of the closing. It is anticipated that the effective time of the Sale of Assets will occur on or about December 20, 2001.

     THE PURCHASE PRICE. The purchase price consists of a the following cash payment and promissory notes which Trinity will to pay and deliver to Xtrana at the closing,

     o    cash in the amount of $3,658,500;

     o a secured promissory note in the amount of $855,200 (subject to adjustment as set forth in the Asset Purchase Agreement) payable twelve (12) months after the closing date;

     o a secured promissory note in the amount of $1,166,200 payable twenty-four (24) months after the closing date; and

     o    a secured promissory note in the amount of $570,100 payable thirty-six
          (36) months after the closing date.

     At the closing, Trinity shall deliver to Xtrana an instrument by which Trinity shall assume and agree to perform and discharge the assumed liabilities.

     The purchase price shall be subject to those certain purchase price adjustment provisions outlined in the Asset Purchase Agreement.

     REPRESENTATIONS AND WARRANTIES These provisions of the Asset Purchase Agreement contain customary representations and warranties relating to, among other things:

     o    organization and similar corporate matters;

     o authorization, execution, delivery, performance and enforceability of the Asset Purchase Agreement and related matters;

     o    financial statements, liabilities and dividends;

     o operation of the Business in the ordinary course through the closing date;

     o    taxes;

     o licenses, permits and authorizations required for the ownership of the purchased assets;

     o    title to assets;

     o    intellectual property;

     o retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended;

     o    litigation;

     o absence of certain material adverse events, changes, effects or undisclosed liabilities;

     o    sufficiency of purchased assets;

     o required compliance, consents or approvals, and violations of any agreements or laws;

     o    insurance;

     o    accounts receivable;

     o    real property leases;

     o    labor matters;

     o    condition of the purchased assets;

     o    environmental compliance;

     o    other disclosures.

     COVENANTS. Xtrana agreed to seek stockholder approval of the Sale of Assets by special meeting of stockholders. Xtrana and Trinity each further agreed to use reasonable best efforts to cause to occur all conditions within its control in order to consummate the Sale of Assets. Xtrana agreed to conduct operations of the Business in the ordinary course of the business during the period leading to the closing. Xtrana agreed to allow Trinity access to its books and records and officers, attorneys and accountants and to provide other necessary financial information and operating data. Xtrana agreed that it will not solicit or entertain any other purchase proposal from a third party. Under the Asset Purchase Agreement, Xtrana further agreed, among other things, to prepare this Proxy Statement. Both Xtrana and Trinity agreed to confidentiality provisions regarding this Sale of Assets.

     CONDITIONS OF THE SALE OF ASSETS. The respective obligations of Xtrana and Trinity to consummate the Sale of Assets are subject to certain conditions, or waiver of those conditions including, without limitation:

     o neither party shall be subject to any order, decree or injunction of a court that would delay or prevent total completion of the Sale of Assets;

     o the truth of the representations and warranties contained in the Asset Purchase Agreement;

     o performance in all material respects by each of Xtrana and Trinity of all covenants;

     o    the delivery of an opinion of counsel of each of Xtrana and Trinity;

     o    approval by the stockholders of Xtrana; and

     o the receipt by Xtrana of a `no-action' statement from the Irish Minister for Enterprise, Trade, and Employment under the Irish Mergers, Takeovers and Monopolies (Control) Act of 1978, as amended, in conjunction with the Sale of Assets.

     TERMINATION. The Asset Purchase Agreement may be terminated, and the Sale of Assets abandoned, at any time prior to the closing:

     o    by written mutual consent of the parties;

     o by either party if there is a material breach or violation of any of the condition to closing set forth in the Asset Purchase Agreement; or

     o by either party which is not in material default of its obligations if the Sale of Assets is not consummated on or before January 31, 2001.

     EXPENSES. Xtrana and Trinity will each pay all of its own costs and expenses incurred in connection with the transactions contemplated hereby including, without limitation, all fees and expenses of attorneys, accountants and financial advisors.

BOARD OF DIRECTORS' REASONS FOR THE SALE OF ASSETS

     When the Company merged with Xtrana, Inc. in August 2000, it did so after having spent twelve years as a public company, building a solid financial base and corporate infrastructure, but without any significant growth. It viewed the merger with Xtrana, Inc. as an opportunity to leverage this strength by investing in technologies in the rapidly growing area of genomics and nucleic acid diagnostics that were expected to have a profound impact in the 21st century. It had become apparent that the hemostasis business, while historically profitable, would require a substantial investment of management resources and capital in order to maintain its profitability. This investment would come in the form of a larger direct sales force so that the Company would not be dependent upon its OEM business, and the development of a private label line of instruments. The board determined that this level of investment, in an industry that is highly mature, has limited growth prospects, and is dominated by large, well-financed competitors, was not appropriate.

     At the same time, the Board of Directors expected that future growth would come from the nucleic acid technologies by developing new analytical methods for use in human diagnostics, developing tools for widespread use by genome discovery companies, and developing products for a multitude of microbial tests for environmental and food processing use. These areas offered rapid growth and large market potential, otherwise unavailable to the Company as a hemostasis business.

     The global market for diagnostic products based upon nucleic acid testing technologies is one of the most rapidly growing segments in clinical diagnostics, and we believe it will have ever increasing importance as new genetic data becomes available. Our nearly twenty years of experience in developing test kits and marketing them to the diagnostics industry provided an opportunity for the company to capitalize on this experience in developing and introducing these new technologies to human diagnostic testing.

     More than a year after the merger, the Board of Directors continues to believe that the future of Xtrana lies in exploiting the technologies acquired in the merger. The sale of the Business to Trinity allows Xtrana to exit the hemostasis business at a fair valuation, and the capital generated from this transaction, will give Xtrana the ability to accelerate the development and commercialization of its current nucleic acid technologies, as well as potentially invest in other similar technologies with significantly greater growth prospects than those Xtrana can reasonably expect from the Business. The sale will also enable Xtrana's management team to focus on a single business line.

     The Xtrana Board of Directors, by unanimous vote, has approved the Sale of Assets and has determined that the Sale of Assets is fair and in the best interests of Xtrana and its stockholders. The Xtrana Board of Directors believes that the momentum created by the Sale of Assets will provide long term value to Xtrana's stockholders.

     The decision of the Xtrana Board of Directors to enter into the Asset Purchase Agreement was based on an analysis of a number of factors including, but not limited to, the following:

     o    a review of Xtrana's results of operations and financial condition;

     o a review of Trinity's creditworthiness with respect to its ability to repay the promissory notes;

     o the opinion of Xtrana's financial advisor that the Sale of Assets is fair to the Xtrana stockholders from a financial point of view; and

     o the terms and conditions of the Asset Purchase Agreement and all related transactions.

     The Xtrana Board of Directors also considered certain risks attendant to the Sale of Assets, including the risk that the benefits sought in the Sale of Assets would not be fully achieved, that eliminating Xtrana's primary current source of revenue could result in Xtrana running out of cash to fund its operations, and the other risks. The Xtrana Board of Directors believes that these risks were outweighed by the potential significant benefits to be gained by the Sale of Assets.

     The foregoing discussion of material factors considered by the Xtrana Board of Directors is not intended to be exhaustive. In reaching the determination to APPROVE and recommend approval and adoption of the Sale of Assets pursuant to the Asset Purchase Agreement, in view of the wide variety of factors considered in connection with its evaluation thereof, the Xtrana Board of Directors did not assign any relative or specific weights to the factors set forth above, and individual directors may have given differing weights to the different factors.

VOTE REQUIRED FOR APPROVAL OF THE SALE OF ASSETS

     The affirmative vote of a majority of all outstanding shares of Xtrana common stock entitled to vote is required to approve the Sale of Assets pursuant to the Asset Purchase Agreement. The Board of Directors has fixed ________ ___, 2001, as the Record Date for stockholders entitled to vote at the Special Meeting. The Xtrana common stock is the only outstanding security entitled to vote at the Special Meeting.

ACCOUNTING TREATMENT

     The Sale of Assets is intended to be treated as a "purchase" in accordance with accounting principles generally accepted in the United States whereby the purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of such purchase price over the amounts so allocated will be allocated to intangible assets.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE SALE OF ASSETS TO XTRANA STOCKHOLDERS

     There are no tax consequences to the Xtrana stockholders as a result of the Sale of Assets.

REGULATORY APPROVALS

     Xtrana is not aware of any material governmental or regulatory approval required for completion of the Sale of Assets, other than compliance with applicable corporate law of the State of Delaware and the applicable standards of the Ministry of Enterprise, Trade and Employment of Ireland.

OPINION OF FINANCIAL ADVISORS

     Xtrana retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") to render an opinion to the Board of Directors (the "Board") that the Consideration (defined below) to be received by Xtrana in the Sale of Assets is fair, from a financial point of view, to Xtrana. The Consideration was determined through negotiations between Xtrana and Trinity.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following is a brief summary and general description of the valuation methodologies utilized by Houlihan Lokey. The summary does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by Houlihan Lokey or a complete description of its presentation. Houlihan Lokey believes, and so advised the Board, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions.

     The Board retained Houlihan Lokey based upon Houlihan Lokey's experience in the valuation of businesses and their securities in connection with recapitalizations and similar transactions. Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities. As compensation to Houlihan Lokey for its services in connection with the Sale of Assets, Xtrana agreed to pay Houlihan Lokey an aggregate fee of $100,000 in addition to Houlihan Lokey's related expenses. No portion of Houlihan Lokey's fee is contingent upon the successful completion of the Sale of Assets, any other related transaction, or the conclusions reached in the Houlihan Lokey opinion. No limitations were imposed by the Board on Houlihan Lokey with respect to the investigations made or procedures followed by them in rendering its opinion. Xtrana also agreed to indemnify Houlihan Lokey and related persons against certain liabilities, including liabilities under federal securities laws that arise out of the engagement of Houlihan Lokey.

     On November 7, 2001, Houlihan Lokey delivered its written opinion to the Board to the effect that, as of the date of such opinion, subject to the limitations described therein, the consideration, including (i) cash in the amount of $3.6 million, (ii) three promissory notes totaling, in aggregate, $2.6 million payable 12 months, 24 months, and 36 months, respectively, after the date of closing of the Sale of Assets, and (iii) the assumption by Trinity of certain liabilities of the Business (collectively, referred to as the "Consideration"), to be received by Xtrana in the Sale of Assets is fair, from a financial point of view, to Xtrana.

     The full text of Houlihan Lokey's opinion, which describes among other things the assumptions made, general procedures followed, matters considered and limitations on the review undertaken by Houlihan Lokey in rendering its opinion is attached to this Proxy Statement as Appendix "B" and is incorporated herein by reference. The summary of the Houlihan Lokey opinion in this proxy statement is qualified in its entirety by reference to the full text of the Houlihan Lokey opinion. You are urged to read Houlihan Lokey's opinion in its entirety.

     The Houlihan Lokey opinion does not address Xtrana's underlying business decision to effect the Sale of Assets, and does not constitute a recommendation to any Xtrana stockholder as to how a stockholder should vote with respect to the Sale of Assets. Houlihan Lokey did not, and was not requested by Xtrana or any other person to, solicit third party indications of interest in acquiring all or any part of Xtrana or to make any recommendations as to the form or amount of consideration in connection with the Sale of Assets. Houlihan Lokey was not asked to opine and does not express any opinion as to: (i) the tax consequences of the Sale of Assets, including, but not limited to, tax or legal consequences to Xtrana; (ii) the realizable value of Xtrana's common stock price or the prices at which Xtrana's common stock may trade in the future following the Sale of Assets or (iii) the fairness of any aspect of the Sale of Assets not expressly addressed in its fairness opinion. Houlihan Lokey did not perform an independent appraisal of the assets of Xtrana or the Business. Further, Houlihan Lokey did not negotiate the Sale of Assets or advise Xtrana with respect to alternatives to it.

In arriving at its fairness opinion, among other things, Houlihan Lokey did the following:

          1. met with certain members of the senior management of Xtrana to discuss the operations, financial condition, future prospects and projected operations and performance of Xtrana and the Business;

          2. visited certain facilities and business offices of Xtrana in Ventura, California;

          3. reviewed Xtrana's annual report on Form 10-K for the fiscal year ended December 31, 2000 and quarterly report on Form 10-Q for the quarter ended June 30, 2001, and Xtrana-prepared interim consolidating financial statements for the eight month period ended August 31, 2001, which Xtrana's management has identified as being the most current financial statements available;

          4. reviewed certain financial projections prepared by Xtrana's management relating to the Business for the fiscal years ending December 31, 2001 and 2002;

          5. reviewed a draft of this Proxy Statement;

          6. reviewed the historical market prices and trading volume for Xtrana's publicly traded securities;

          7. reviewed Trinity's annual reports to shareholders and on Form 20-F for the fiscal year ended December 31, 2000 and certain publicly-disclosed financial results for the 6 months ended June 30, 2001;

          8. reviewed certain other publicly available financial data for certain companies that it deemed comparable to the Business;

          9. reviewed the latest draft dated November 7, 2001 of the Asset Purchase Agreement between Xtrana and Trinity; and

          10. conducted such other studies, analyses and inquiries as it deemed appropriate for purposes of its opinion.

     ANALYSES

     Houlihan Lokey used several methodologies to assess the fairness, from a financial point of view, of the Consideration to be received by Xtrana in connection with the Sale of Assets. These methodologies provided an estimate as to the aggregate enterprise value of the Business. The following is a summary of the material financial analyses used by Houlihan Lokey in connection with providing its opinion. This summary is qualified in its entirety by reference to the full text of such opinion, which is attached as Appendix "B" to this Proxy Statement. You are urged to read the full text of the Houlihan Lokey opinion carefully and in its entirety.

     Houlihan Lokey used the following valuation methodologies in order to determine the estimated market value of the Business: (i) a market multiple approach and (ii) an income approach. The analyses required studies of the overall market, economic and industry conditions in which the Business operates and the historical operating results of the Business.

     MARKET MULTIPLE APPROACH. Houlihan Lokey reviewed certain financial information of two tiers of publicly traded comparable companies, selected solely by Houlihan Lokey, in (i) the medical supplies distribution sector (the "Tier 1 Comparables"), and (ii) the medical diagnostic products sector (the "Tier 2 Comparables"). The Tier 1 Comparables included Abatix Corporation, Henry Schein, Inc., Medicore, Inc., Moore Medical Corporation, Nyer Medical Group, Inc., Owens & Minor, Inc., Priority Healthcare Corp., PSS World Medical, Inc., and Span-America Medical Systems, Inc. The Tier 2 Comparables included Diametrics Medical, Inc., Hemagen Diagnostics, Inc., Hycor Biomedical Inc., Immucor, Inc., Meridian Bioscience, Inc., Quidel Corp., and Trinity. Houlihan Lokey calculated certain financial ratios, including the multiples of (i) enterprise value ("EV") to latest twelve months ("LTM") revenues and (ii) EV to LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"), of the Tier 1 and Tier 2 Comparables based on the most recent publicly available information.

     The analysis showed that the multiples of EV to LTM revenues exhibited by the Tier 1 Comparables and Tier 2 Comparables ranged from 0.07x to 1.82x with a median multiple of 0.30x, and from 0.82x to 3.77x with a median multiple of 1.78x, respectively. In addition, the analysis showed that the multiples of EV to LTM EBITDA exhibited by the Tier 1 Comparables and Tier 2 Comparables ranged from 2.1x to 10.4x with a median multiple of 6.2x, and from 6.9x to 21.0x with a median multiple of 13.8x, respectively.

     Houlihan Lokey derived an indication of the enterprise value of the Business by: a) applying selected revenue and EBITDA multiples to the Business' representative levels of revenue and EBITDA for LTM ended August 31, 2001 and certain projected results of the Business for the fiscal years ending December 31, 2001 and 2002. Based on the above, the resulting indications of the enterprise value of the Business ranged from $3.0 million to $4.0 million.

     INCOME APPROACH. Houlihan Lokey utilized certain financial projections prepared by management for the fiscal years ending December 31, 2001 and 2002. To determine the Business' enterprise value, Houlihan Lokey used the projected pro forma operating income of the Business and applied risk-adjusted discount rates ranging from 10% to 20% and long-term growth rates ranging from

-2.0% to +2.0%. Based on management's estimates and this analysis, the resulting indications of the enterprise value of the Business ranged from approximately $0.5 million to approximately $1.2 million.

     The aforementioned Market Multiple and Income Approaches provided Houlihan Lokey with an indication of the enterprise value of the Business in the range of $1.8 million to $2.6 million.

     CONSIDERATION TO BE RECEIVED. Houlihan Lokey reviewed the following information in order to determine the estimated market value of the three promissory notes to be received by Xtrana in connection with the Sale of Assets:
(i) the terms of the three promissory notes to be received by Xtrana in connection with the Sale of Assets, (ii) the historical and projected financial performance of Trinity, (iii) Trinity's existing debt obligations, including the terms thereon, (iv) the nature and estimated market value of certain assets of Trinity, (v) various financial ratios of companies with publicly-traded debt obligations and the current yield to maturity on such debt, and (vi) certain publicly-available information regarding international investment returns. Based upon the above, Houlihan Lokey estimated a range of appropriate yields to maturity on each of the three promissory notes to be received by Xtrana. Based on the above, the resulting indications of the value of the Consideration, including the cash consideration of $3.6 million, ranged from $5.9 million to $6.0 million.

     CONCLUSION

     For purposes of its opinion, Houlihan Lokey assumed that the final form of the Asset Purchase Agreement would be substantially similar to the last draft it reviewed, without modification or waiver of material terms or conditions by Xtrana or Trinity.

     As a matter of course, Xtrana does not publicly disclose forward-looking financial information. Nevertheless, in connection with its review, Houlihan Lokey considered financial projections for the Business for the fiscal years ending December 31, 2001 and 2002. These financial projections were prepared by the management of Xtrana. The projections were prepared under market conditions as they existed as of approximately October 26, 2001 and management does not intend to provide Houlihan Lokey with any updated or revised projections in connection with the Sale of Assets. The projections do not take into account any circumstances or events occurring after the date they were prepared. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of Xtrana or the Business, may cause the projections or the underlying assumptions to be inaccurate. As a result, projections should not be relied upon as necessarily indicative of future results, and readers of this Proxy Statement are cautioned not to place undue reliance on such projections.

     In arriving at its fairness opinion, Houlihan Lokey reviewed key economic and market indicators, including, but not limited to, growth in Gross Domestic Product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market performance. Houlihan Lokey's opinion is based on the business, economic, market and other conditions as they existed as of November 6, 2001 and on the projected financial information provided to Houlihan Lokey as of such date. In rendering its opinion, Houlihan Lokey has relied upon and assumed, without independent verification, that the accuracy and completeness of the financial and other information provided to Houlihan Lokey by the management of Xtrana was prepared on a reasonable basis in accordance with industry practice and reflects the best currently available estimates and judgment of Xtrana's management and that no material changes have occurred in the assets, financial condition, business or prospects of Xtrana or the Business since the date of the most recent financial statements that were provided to Houlihan Lokey, and that the management of Xtrana was not aware of any information or facts that would make the information provided to Houlihan Lokey incomplete or misleading. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to them with respect to Xtrana and the Business and does not assume responsibility for it. Houlihan Lokey did not perform any appraisals or valuations of any specific assets or liabilities of Xtrana or the Business, and was not furnished with any such appraisals or valuations, nor did Houlihan Lokey make any physical inspection of any of the properties or assets of Xtrana or the Business. Houlihan Lokey did not undertake an independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Xtrana or any of its affiliates is a party or may be subject and, at Xtrana's direction and with its consent, Houlihan Lokey's opinion makes no assumption concerning, and does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

     Houlihan Lokey assumed that Xtrana is not a party to any pending transaction, including external financings, recapitalizations, asset sales, acquisitions or merger discussions, other than the Sale of Assets or in the ordinary course of business. In arriving at its opinion, Houlihan Lokey assumed that all the necessary regulatory approvals and consents required for the Sale of Assets would be obtained in a manner that would not change the purchase price for the Business.

     The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete view of the processes underlying the analyses set forth in Houlihan Lokey's fairness opinion. In its analysis, Houlihan Lokey made numerous assumptions with respect to Xtrana, the Business, the Sale of Assets, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     Houlihan Lokey and its affiliates, on May 3, 2000 rendered an opinion as to the fairness of the following transaction: Biopool International, Inc. and Xtrana, Inc., formerly known as Molecular Innovations, Inc., entered into an Agreement and Plan of Reorganization, whereby Xtrana, Inc. was merged with and into Biopool International, Inc., with Biopool as the surviving corporation.

INTEREST OF CERTAIN PERSONS IN THE SALE OF ASSETS

     A finder's fee of $130,000 will be paid to Gwent, Inc. in connection with the Sale of Assets. The payment will be made as follows: (a) $76,097 payable in cash at closing, (b) $17,788 payable in cash on the first anniversary date of the closing, (c) $24,257 payable in cash on the second anniversary date of the closing, and (d) $11,858 payable in cash on the third anniversary date of the closing. These payments were negotiated to coincide with Xtrana's receipt of cash from Trinity under the promissory notes.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


     The following table sets forth as of November 7, 2001, certain information regarding the ownership of Xtrana's common stock by (i) each person known by Xtrana to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of Xtrana's directors, (iii) each named executive and
(iv) all of Xtrana's executive officers and directors as a group. Unless otherwise indicated, the address of each person shown is c/o Xtrana, 590 Burbank Street, Suite 205, Broomfield, Colorado 80020. References to options to purchase common stock are either currently exercisable or will be exercisable within 60 days of November 7, 2001.

                                    NUMBER OF SHARES      PERCENT OF CLASS
                                   BENEFICIALLY OWNED    BENEFICIALLY OWNED
                                          (1)                    (2)
                                   ------------------    --------------------
John Gerdes....................       1,599,836 (3)                9.2%
Diane Kozwich..................       1,292,668 (4)                7.5
Jack Wheeler...................       1,282,840 (5)                7.4
Michael D. Bick, Ph.D..........       1,108,722 (6)                6.4
Steve Schultheis...............       1,103,316 (7)                6.4
Price Paschall.................         339,999 (8)                2.0
Patrick O'Leary................         233,766 (9)                1.3
Doug Ayer......................         227,883 (10)               1.3
Timothy Dahltorp...............          91,249 (11)                 *
James H. Chamberlain...........          53,999 (12)                 *
All directors and executive
  officers as a group
  (eight persons)..............       4,758,770 (13)              25.9%
------------------------

    * Less than 1%.

(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at November 7, 2001.
(2) Percentage ownership is based on 17,326,863 shares of common stock outstanding as of November 7, 2001
(3) Includes 169,768 shares held in escrow pursuant to the merger agreement between Xtrana, Inc. and Biopool International, Inc.
(4) Includes 137,173 shares held in escrow pursuant to the merger agreement between Xtrana, Inc. and Biopool International, Inc.
(5) Includes 135,815 shares held in escrow pursuant to the merger agreement between Xtrana, Inc. and Biopool International, Inc.


                                    Page 18


(6) Includes 85,772 shares of common stock subject to options and 1,022,950 shares held in the Bick Family Trust.
(7) Includes common shares owned by Ansys Technologies, Inc. (of which 79,644 shares are held in escrow pursuant to the merger agreement between Xtrana, Inc. and Biopool International, Inc.), 166,389 shares of common stock subject to currently exercisable warrants held by Ansys, and 19,999 shares of common stock subject to options held by Mr. Schultheis. Mr. Schultheis is the CEO and a director of Ansys. In such capacities Mr. Schultheis may be deemed to beneficially own shares of common stock beneficially held by Ansys, but disclaims such beneficial ownership, except to the extent of his economic interest in these shares.
(8) Includes 275,000 shares of common stock subject to currently exercisable warrants and 64,999 shares of common stock subject to options.
(9)  Includes 72,916 shares of common stock subject to options.
(10) Includes 227,883 shares of common stock subject to options.
(11) Includes 81,249 shares of common stock subject to options.
(12) Includes 49,999 shares of common stock subject to options.
(13) Includes 602,817 shares of common stock subject to options, 441,389 shares of common stock subject to currently exercisable warrants.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     In fiscal year 2000, there were no transactions or series of related transactions to which Xtrana was a party, in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder or more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

                                  OTHER MATTERS


     Xtrana management knows of no other matters to be submitted to the Xtrana Special Meeting. If any other matters properly come before the meeting, it is the intention that the persons named in the enclosed form of proxy vote the proxies in accordance with their judgment.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The SEC allows us to "incorporate by reference" the information we file with them. This Proxy Statement incorporates important business and financial information about us, which may not included in or delivered with this prospectus. The information incorporated by reference is an important part of this Proxy Statement, and information that we file later with the SEC will automatically update and supersede this information.

     We incorporate by reference:

          (1) Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 as filed with the SEC on April 2, 2001;

          (2) Our Definitive Proxy for the 2000 Annual Meeting of Stockholders, as filed with the SEC on April 6, 2001, and as subsequently amended;

          (3) Our Quarterly Reports on Form 10-QSB, filed with the SEC on May 14, 2001 and August 10, 2001;

          (4) Our Current Reports on Form 8-K, filed with the SEC on April 9, 2001, July 3, 2001 and July 6, 2001 (each reporting Item 5); and

          (5) Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the date of the Special Meeting.

     You may obtain a copy of these filings without charge by writing or calling us at:

                                  Xtrana, Inc.
            590 Burbank Street, Suite 205, Broomfield, Colorado 80020
                         Attention: Corporate Secretary
                                 (303) 466-4424

     You should rely only on the information incorporated by reference or provided in this Proxy Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement or the documents we have incorporated by reference is accurate as of any date other than the date on the front of those documents.

                                            ON BEHALF OF THE BOARD OF DIRECTORS


                                            -----------------------------------
                                            Timothy Dahltorp
                                            Chief Executive Officer
November__, 2001

                                                                    APPENDIX A


                            ASSET PURCHASE AGREEMENT







                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN




                               TRINITY BIOTECH PLC



                                       AND



                                  XTRANA, INC.





                                NOVEMBER 9, 2001

                                TABLE OF CONTENTS


ARTICLE I SALE OF ASSETS AND TERMS OF PAYMENT.................................1

        1.01   Assets Being Sold (the "Purchased Assets").....................1

        1.02   Retained Assets................................................3

        1.03   Assumed Liabilities............................................4

        1.04   Retained Liabilities...........................................5

        1.05   Purchase Price.................................................6

        1.06   Purchase Price Adjustments.....................................6

        1.07   Allocation of the Purchase Price...............................7

        1.08   Absolute Sale..................................................7

        1.09   Other Contracts................................................7

        1.10   Bulk Sales Laws................................................7


ARTICLE II RELATED AGREEMENTS.................................................8

        2.01   Assignment and Assumption......................................8

        2.02   Notes and Security Agreement...................................8


ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER..........................8

        3.01   Organization and Good Standing.................................8

        3.02   Authorization, Compliance with Other Instruments and Law.......8

        3.03   Financial Statements...........................................9

        3.04   Operation of Seller in the Ordinary Course....................10

        3.05   Tax Matters...................................................10

        3.06   Material Contracts and Commitments............................10

        3.07   Licenses, Permits and Authorizations..........................10

        3.08   Title to Purchased Assets.....................................10

        3.09   Proprietary Rights and Technical Know-how.....................11

        3.10   Furniture, Machinery and Equipment............................12

        3.11   Inventories...................................................12


                                     Page ii

        3.12   Employee Benefits.............................................12

        3.13   Litigation and Other Claims...................................14

        3.14   No Material Adverse Change....................................14

        3.15   [Intentionally Omitted].......................................14

        3.16   Compliance with Laws..........................................14

        3.17   Insurance.....................................................14

        3.18   Accounts Receivable...........................................15

        3.19   Real Property Leases..........................................15

        3.20   Labor Matters.................................................15

        3.21   Condition of Purchased Assets.................................16

        3.22   Environmental Matters.........................................16

        3.23   Full Disclosure...............................................17


ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER................17

        4.01   Organization..................................................17

        4.02   Due Authorization.............................................17


ARTICLE V COVENANTS PENDING CLOSING..........................................18

        5.01   Conduct of Business of Seller Prior to the Closing............18

        5.02   Access to Information.........................................19

        5.03   Consents......................................................19

        5.04   Public Announcements..........................................19

        5.05   Confidentiality...............................................19

        5.06   Related Agreements............................................21

        5.07   No-Shop.......................................................21

        5.08   Proxy Statement...............................................21

        5.09   Shareholders' Approval........................................21


ARTICLE VI CLOSING CONDITIONS................................................21


                                     Page iii

        6.01   Conditions to Each Party's Obligations to Effect the
               Transactions Contemplated Hereby..............................21

        6.02   Conditions to the Obligations of Seller to Effect the
               Transactions Contemplated Hereby..............................21

        6.03   Conditions to the Obligations of Buyer to Effect the
               Transactions Contemplated Hereby..............................23


ARTICLE VII THE CLOSING......................................................23

        7.01   Time and Place of Closing.....................................23

        7.02   Closing.......................................................24


ARTICLE VIII SUCCESSOR EMPLOYER..............................................24

        8.01   Employment with Buyer.........................................24

        8.02   Third Parties.................................................24


ARTICLE IX WORKERS' COMPENSATION AND PRODUCT LIABILITY RESPONSIBILITY........24

        9.01   Workers' Compensation.........................................24

        9.02   Product Liability and Warranty Claims.........................25

        9.03   Responsibility for Prior Claims...............................25


ARTICLE X POST-CLOSING COVENANTS.............................................25

        10.01  Expenses......................................................25

        10.02  Further Assurances............................................25

        10.03  Commissions and Fees..........................................26

        10.04  Sales, Transfer and Use Taxes.................................26

        10.05  Nondisclosure; Noncompetition.................................26

        10.06  Indemnification...............................................27

        10.07  Defense of Claims.............................................28

        10.08  Post Closing Transition Services..............................29


                                     Page iv

ARTICLE XI MISCELLANEOUS.....................................................29

        11.01  Binding Effect................................................29

        11.02  No Assignment.................................................30

        11.03  Counterparts..................................................30

        11.04  Governing Law.................................................30

        11.05  Suits in New York.............................................30

        11.06  Survival......................................................30

        11.07  Notices.......................................................30

        11.08  Amendment and Modification....................................31

        11.09  Waiver of Compliance..........................................31

        11.10  Interpretation................................................31

        11.11  Entire Agreement..............................................32

        11.12  Specific Performance..........................................32

        11.13  Severability of Covenants.....................................32


ARTICLE XII TERMINATION AND ABANDONMENT......................................33

        12.01  Termination...................................................33

        12.02  Procedure and Effect of Termination...........................33


                                     Page v

                                    SCHEDULES

SCHEDULE                DESCRIPTION
--------                -----------
1.01(a)         Contracts and Commitments                       1 [ss.1.01(a)]
1.01(b)         Proprietary Rights                              1 [ss.1.01(b)]
1.01(d)         Governmental Licenses, Permits and              2 [ss.1.01(d)]
                Authorizations
1.01(e)         Accounts and Notes Receivable                   2 [ss.1.01(e)]
1.01(f)         Deposits, Credits and Prepaid Expenses          2 [ss.1.01(f)]
1.07            Purchase Price Allocation                       7 [ss.1.07]
3.02            Compliance with other Instruments               8 [ss.3.02]
3.03            Financial Statements                            9 [ss.3.03]
3.05            Tax Matters                                     10 [ss.3.05]
3.07            Licenses, Permits and Authorizations            10 [ss.3.07]
3.08            Title Exceptions                                10 [ss.3.08]
3.10            Furniture, Machinery and Equipment              12 [ss.3.10]
3.11            Inventories                                     12 [ss.3.11]
3.12            Employee Benefit Plans                          12 [ss.3.12]
3.13            Litigation and Other Claims                     14 [ss.3.13]
3.17            Insurance                                       14 [ss.3.17]
3.18            Accounts Receivable                             15 [ss.3.18]
3.19            Real Property Leases                            15 [ss.3.19]
3.20            Labor Matters                                   15 [ss.3.20]
3.22            Environmental Matters                           16 [ss.3.22]
8.01            Transferred Employees                           24 [ss.8.01]
10.03           Commissions and Fees                            26 [ss.10.03]


                                     Page vi

                                    EXHIBITS

         EXHIBIT                   DESCRIPTION
         -------                   -----------
            A               Form of Assignment and Assumption of
                            Liabilities Agreement
            B               Form of US$855,200 Note
            C               Form of US$1,166,200 Note
            D               Form of US$570,100 Note
            E               Pro Forma Balance Sheet
            F               Security Agreement
            G               Form of Opinion of Seller's Counsel


                                     Page vii

                            ASSET PURCHASE AGREEMENT

     THIS AGREEMENT is made as of November 9, 2001 by and between TRINITY BIOTECH PLC, an Irish corporation ("Buyer") and XTRANA, INC., formerly known as Biopool International Inc., a Delaware corporation ("Seller").

                                    RECITALS

     Seller wishes to sell and Buyer wishes to purchase the Hemostasis business segment of Seller (including all goodwill related thereto), consisting of the Purchased Assets (as defined in Section 1.01, below) and the Assumed Liabilities (defined in Section 1.03, below), all of which shall be collectively referred to herein as the "Business."

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants, representation, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                       SALE OF ASSETS AND TERMS OF PAYMENT

     1.01 ASSETS BEING SOLD (THE "PURCHASED ASSETS"). Seller agrees to sell and Buyer agrees to purchase, at the Closing (as defined in Section 7.01 hereof), all of those assets of Seller that are used or usable primarily in connection with Seller's operation of the Business as they shall exist on the Closing Date (as defined in Section 7.01 hereof), except for the Retained Assets (as defined in Section 1.02 hereof), including without limitation the following assets:

          (a) CONTRACTS AND COMMITMENTS. Subject to the provisions of Section
     1.09 hereof, all of the right, title and interest of Seller and Biopool, as defined below, in, to and under those contracts, agreements, commitments and understandings of Seller and Biopool related to the Business that are listed in SCHEDULE 1.01(a);

          (b) PROPRIETARY RIGHTS.

          (i) PATENTS, TRADEMARKS AND RELATED ASSETS. Those United States and foreign patents, trademarks, service marks, domain names, including any applications therefor, that are listed in SCHEDULE 1.01(b) hereto, and all copyrights of Seller and Biopool used or usable primarily in connection with Seller's operation of the Business, including, without limitation, all content included on Seller's website located at www.xtrana.com that consists of information, data, copyrights or other materials used primarily in connection with Sellers' operation of the Business ("Proprietary Rights");

          (ii) TECHNICAL KNOW-HOW. All proprietary and other technical information and technology owned by Seller and Biopool used or usable primarily in connection with Seller's operation of the Business (including research and development in progress), including inventions and discoveries, protocols, improvements, processes, know-how, formulae, drawings, specifications, production data, trade secrets, plans, files, notebooks and other records and documents pertaining to research and development ("Technical Know-how");

          (iii) LICENSES. All right, title and interest of Seller and Biopool in, to and under any licenses of any Proprietary Rights or Technical Know-how owned by any third party used or usable primarily in connection with Seller's operation of the Business as listed on Schedule 1.01(b); and

          (iv) RELATED AGREEMENTS. All secrecy or other agreements of Seller and Biopool with persons intended to constitute Transferred Employees of the Business relating to disclosure, assignment or patenting of any Proprietary Rights or Technical Know-how, together with those similar agreements with third parties listed on Schedule 1.01(b) used or usable primarily in connection with Seller's operation of the Business;

          (c) BOOKS AND RECORDS. All books and records, including all sales and credit records, advertising and sales material, literature, customer lists, financial records and personnel and payroll records of Seller and Biopool related to the operation of the Business, but excluding the corporate books and records of the Seller, PROVIDED that Seller shall, subject to its obligations contained in Section 5.05 herein, be permitted to retain a copy of all such books and records;

          (d) GOVERNMENTAL LICENSES, PERMITS AND AUTHORIZATIONS. To the extent assignable, those governmental licenses, permits and authorizations of Seller and Biopool that are listed in SCHEDULE 1.01(d) hereto used or usable primarily in connection with Seller's operation of the Business;

          (e) ACCOUNTS AND NOTES RECEIVABLE. All of Seller's and Biopool's accounts receivable that are listed in SCHEDULE 1.01(e) from Seller's operation of the Business, less those collected by Seller prior to the Closing Date, plus those incurred in the ordinary course of business of the Business through the Closing Date;

          (f) DEPOSITS, CREDITS AND PREPAID EXPENSES. To the extent assignable, those deposits, credits, prepaid expenses and other current assets listed on SCHEDULE 1.01(f) used or usable primarily in connection with Seller's operation of the Business, less those utilized by Seller prior to the Closing Date, plus those incurred in the ordinary course of business of the Business through the Closing Date;

          (g) INTANGIBLE ASSETS. The Business as a going concern, and the goodwill thereof; and

          (h) STOCK OF BIOPOOL A.B. All issued and outstanding stock of Biopool A.B., a Swedish Company ("Biopool").

          (i) STOCK OF BIOPOOL U.S., INC. All issued and outstanding stock of Biopool U.S., Inc., a Delaware company ("Biopool U.S."; together with Biopool, the

     "Subsidiaries").

          (j) OTHER ASSETS. All other assets, properties, and rights of every kind and nature owned or held by Seller or Subsidiaries used or usable primarily in connection with Seller's operation of the Business on the Closing Date, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement, other than the Retained Assets.

     1.02 RETAINED ASSETS. Notwithstanding the foregoing, the Purchased Assets shall not include any of those assets of Seller that are not used or usable primarily in connection with Seller's operation of the Business (collectively, the "Retained Assets") including but not limited to the following:

          (a) REAL PROPERTY LEASES. Any of the right, title and interest of Seller in, to and under any leases covering Seller's leased premises, other than the Real Property Leases listed on Schedule 3.19 hereto or leases entered into by Subsidiaries;

          (b) FURNITURE, MACHINERY AND EQUIPMENT. Any furniture, machinery, transportation vehicles, equipment, fixtures and leasehold improvements of Seller listed on Schedule 1.02(b) hereto or located within Seller's facilities, other than those at Ventura, California or Umea, Sweden or other than any of those items listed in SCHEDULE 3.10 hereto;

          (c) INVENTORIES. Any inventories of Seller of any kind, including, but not limited to, finished goods (whether manufactured or purchased), work in process, supplies and raw materials, that are not part of the Business;

          (d) CONTRACTS AND COMMITMENTS. Any of the right, title and interest of Seller in, to and under any contracts, agreements, commitments and understandings of Seller that are not listed in SCHEDULE 1.01(a) hereto;

          (e) PROPRIETARY RIGHTS.

          (i) PATENTS, TRADEMARKS AND RELATED ASSETS. Any United States and foreign patents, trademarks service marks brand names and domain names, including any applications therefor, that are not listed in SCHEDULE 1.01(b) hereto, and any copyrights of Seller that are not used or usable primarily in connection with Seller's operation of the Business;

          (ii) TECHNICAL KNOW-HOW. Any proprietary and other technical information and technology owned by Seller that is not used or usable primarily in connection with Seller's operation of the Business (including research and development in progress), including inventions and discoveries, protocols, improvements, processes, know-how, formulae, drawings, specifications, production data, trade secrets, plans, files notebooks and other records and documents pertaining to research and development;

          (iii) LICENSES. Any right, title and interest of Seller in, to and under any licenses with any third party that are not used or usable primarily in connection with

     Seller's operation of the Business; and

          (iv) RELATED AGREEMENTS. Any secrecy or other agreements of Seller with persons who are not intended to constitute Transferred Employees of the Business relating to disclosure, assignment or patenting of any Proprietary Rights or Technical Know-how, or any similar agreements with third parties that are not listed on SCHEDULE 1.01(b);

          (f) BOOKS AND RECORDS. All books and records, including all sales and credit records, advertising and sales material, literature, customer lists, financial records and personnel and payroll records of Seller that are not related to the operation of Business, and the corporate books and records of the Seller.

          (g) GOVERNMENTAL LICENSES, PERMITS AND AUTHORIZATIONS. Any governmental licenses, permits and authorizations that are not listed in
     SCHEDULE 1.01(d);

          (h) ACCOUNTS AND NOTES RECEIVABLE. Any of Seller's accounts receivable that are not listed in SCHEDULE 1.01(e);

          (i) DEPOSITS, CREDITS AND PREPAID EXPENSES. Any deposits, credits, prepaid expenses and other current assets that are not listed on SCHEDULE 1.01(f);

          (j) INTANGIBLE ASSETS. The businesses of Seller as a going concern that do not constitute the Business and the goodwill thereof; and

          (k) OTHER ASSETS. Any other assets, properties and rights of every kind and nature owned or held by Seller that are not used or usable primarily in connection with Seller's operation of the Business, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.

     1.03 ASSUMED LIABILITIES. Buyer agrees to assume, pay, satisfy, perform and discharge the liabilities and obligations of the Business which shall appear on the Closing Balance Sheet (as defined in Section 1.06 hereof) except for the Retained Liabilities (as defined in Section 1.04 hereof), and each of the following (the "Assumed Liabilities"):

          (a) ACCOUNTS PAYABLE. All of Seller's and Biopool's accounts payable related to the Business, including uninvoiced liabilities for inventory received by Seller prior to the Closing Date, to the extent reflected in the Closing Balance Sheet;

          (b) UNCOMPLETED CONTRACTS. All of Seller's and Biopool's obligations and liabilities with respect to the contracts, agreements, commitments and understandings of Seller and Biopool that are listed in SCHEDULE 1.01(a) hereto, and under the Real Property Leases, but only to the extent such obligations accrue after the Closing Date and do not result from a breach of any such contracts, agreements commitments and understandings of Seller and Biopool prior to the Closing Date, and except as provided in Section
     1.09 hereof;

          (c) ACCRUED EXPENSES AND CURRENT LIABILITIES. All of Seller's and Biopool's accrued expenses (other than accrued vacation pay) and other current liabilities related to the Business up to a maximum aggregate amount of $200,000, to the extent reflected in the Closing Balance Sheet;

          (d) EMPLOYEE OBLIGATIONS. All of the employee obligations and liabilities of the Transferred Employees (as defined in Section 8.01), including the assumption of all accrued vacation pay, to the extent such obligations arise after the Closing (other than vacation accruals); and

          (e) PRODUCT CLAIMS. All liabilities or obligations arising out of, resulting from, or relating to claims, whether founded upon negligence, breach of warranty, strict liability in tort or any other similar legal theory, seeking compensation or recovery for or relating to injury to person or damage to property arising out of or related to a defect or alleged defect of, or otherwise related to, any product sold by Buyer or any successor of Buyer after the Closing Date.

     Buyer shall not assume any liabilities or obligations of Seller or Subsidiaries except those amounts specifically identified as liabilities in the Closing Balance Sheet or specifically assumed by Buyer pursuant to the provisions of this Section 1.03, and Seller agrees to indemnify and hold harmless Buyer with respect to any such non-assumed liabilities and obligations in the manner provided in Section 10.06 hereof.

     1.04 RETAINED LIABILITIES. Notwithstanding the foregoing, the Assumed Liabilities shall not include (i) tax liabilities of Seller arising prior to the Closing Date which shall be set forth on the Closing Balance Sheet, and (ii) any liabilities or obligations arising out of, resulting from, or relating to claims, whether founded upon negligence, breach of warranty, strict liability in tort or any other similar legal theory, seeking compensation or recovery for or relating to injury to person or damage to property arising out of or related to a defect or alleged defect of, or otherwise related to, any product sold by Seller or any predecessor of Seller on or prior to the Closing Date; and (iii) any liabilities or obligations arising out of, resulting from, or relating to claims of infringement or other misappropriation of intellectual property rights of third parties with respect to the manufacture, use and sale of products by Seller or any predecessor of Seller on or prior to the Closing Date; and (iv) any liabilities or obligations arising out of, resulting from or relating to any litigation, proceedings, actions, arbitrations, claims or investigations at law or in equity or by or before any governmental agency pending against Seller as of the Closing Date, including, without limitation, those matters listed on
Schedule 3.13 hereto; and (v) Environmental Claims (as defined in Section 3.22); and (vi) any liabilities or obligations of Seller, or any consolidated group of which Seller is a member, for any foreign, Federal, state or local income, franchise, gross receipts, property, sales, use or value added taxes or any interest, additions to tax or penalties thereon, accrued for or applicable to Seller on or prior to the Closing Date; (vii) any unknown, undisclosed or contingent liabilities or any other liabilities not specifically identified and provided for in the Closing Balance Sheet (collectively, the "Retained Liabilities"); and (viii) any liabilities or obligations arising prior to the Closing with respect to the Transferred Employees, including, without limitation, all obligations for salary, benefits and other compensation which accrue prior to the Closing, other than the assumed accrual of vacation pursuant to Section 8.01 herein.

     1.05 PURCHASE PRICE.

          (a) CASH PAYMENT. Buyer, in consideration for the purchase of the Purchased Assets being sold pursuant to this Agreement, agrees to pay and deliver to Seller, at the Closing, (a) cash in the amount of US$3,658,500 in immediately available Federal Funds by wire transfer to the bank account of Seller designated by Seller at the Closing; (b) a secured promissory note in the form attached hereto as Exhibit B in the amount of US$855,200 payable twelve (12) months after the Closing Date (the "First Note"), subject to the NAV Adjustment as contemplated by Section 1.06 hereof; (c) a secured promissory note in the form attached hereto as Exhibit C in the amount of US$1,166,200 payable twenty-four (24) months after the Closing Date; and (d) a secured promissory note in the form attached hereto as Exhibit D in the amount of US$570,100 payable thirty-six (36) months after the Closing Date;

          (b) ASSUMPTION OF OBLIGATIONS. At the Closing, Buyer shall deliver to Seller an instrument in the form of EXHIBIT A hereto by which Buyer shall assume and agree to perform and discharge the Assumed Liabilities.

     1.06 PURCHASE PRICE ADJUSTMENTS.

          (a) CLOSING INVENTORY AND BALANCE SHEET. Promptly after the Closing, Buyer shall prepare a balance sheet (the "Closing Balance Sheet") stating the net current asset value of the Purchased Assets and the Assumed Liabilities as of the close of business on the Closing Date (the "Closing Net Current Asset Value"). The Closing Net Current Asset value shall be computed by taking the difference between (a) the sum of accounts receivable, net inventories, prepaid expenses and other current assets of the Business and (b) the sum of accounts payable and accrued expenses of the Business. As soon as reasonably possible after the Closing (and in any event no later than 45 days after the Closing Date), the Buyer will deliver to Seller the Closing Balance Sheet. The Closing Balance Sheet shall be prepared and the Closing Net Current Asset Value shall be calculated in conformity with the method used in Exhibit E attached hereto (the "Pro Forma Balance Sheet") and generally accepted accounting principles ("GAAP") which shall be applied consistently with the past practices of Seller.

          (b) REVIEW BY SELLER. Following receipt of the Closing Balance Sheet, Seller will be afforded a period of 30 days to review the Closing Balance Sheet, during which period Seller and its advisors shall have the right to inspect the work papers generated by Buyer in preparation of the Closing Balance Sheet. At or before the end of such 30-day period, Seller will either (i) accept the Closing Balance Sheet in its entirety, in which case the Closing Net Current Asset Value will be as stated in the Closing Balance Sheet, or (ii) deliver to Buyer written notice and a written explanation of those items in the Closing Balance Sheet which Seller disputes, in which case the items identified by Seller shall be deemed to be in dispute. Upon delivery by Seller of such notice of dispute, the appropriate party shall make payment of the amount of the NAV Adjustment (as defined below) which is not in dispute. Within a further period of 30 days from the end of the aforementioned review period, the parties and their accountants will attempt to resolve in good faith any disputed items. Failing such resolution, the unresolved disputed items will be referred for final binding resolution to Ernst & Young, LLP, a nationally-recognized firm of certified public accountants. In such event the Closing Net Current Asset Value will be deemed to be as determined by such firm in accordance with the aforementioned accounting principles within 30 days of such reference. The decision of such firm will be nonappealable and incontestable by the parties and will not be subject to collateral attack for any reason.

          (c) BASE-LINE NET ASSET VALUE. For purposes hereof, the Base-Line Net Current Asset Value of Seller will be an amount equal to US$3,050,000.

          (d) PAYMENT OF NAV ADJUSTMENT. If the NAV Adjustment is a negative amount, then Buyer shall be permitted to reduce the amount of the First Note by an amount equal to the absolute value of the amount of the NAV Adjustment, when the First Note becomes due and payable. If the NAV Adjustment is a positive amount, then Buyer will pay Seller the value of the amount of the NAV Adjustment, such payment to be made within five business days after the final determination of the amount of the NAV Adjustment.

     1.07 ALLOCATION OF THE PURCHASE PRICE. Seller and Buyer agree to allocate the purchase price for the Purchased Assets in the manner to be agreed upon prior to Closing and to be set forth in SCHEDULE 1.07 hereto on the Closing Date, which allocation the parties shall adhere to for the purposes of all Federal, state and local tax returns filed in the United States or Sweden by them subsequent to the Closing, including the determination by Seller of taxable gain or loss on the sale of the Purchased Assets hereunder and the determination by Buyer of its tax basis with respect to the Purchased Assets.

     1.08 ABSOLUTE SALE. Seller agrees that the sale, conveyance, transfer and delivery of the Purchased Assets to Buyer shall be free and clear of all title defects, liabilities, obligations, liens, encumbrances, charges and claims of any kind, except any liabilities and obligations expressly assumed by Buyer pursuant to Section 1.03 hereof and the title exceptions listed in SCHEDULE 3.08 hereto.

     1.09 OTHER CONTRACTS. This Agreement shall not constitute an agreement to assign or sublicense, as the case may be, any contracts, leases, licenses, agreements or arrangements (for purposes of this Section 1.09 collectively called "contracts") if such attempted assignment or sublicense, without the consent of the other party thereto, is not permitted as a matter of law or in accordance with the terms of such contracts or would constitute a breach of such contracts or would in any way impair the rights of Seller or Buyer thereunder. Seller will use its best efforts to obtain, or will assist Buyer to obtain, such consents as may be necessary or appropriate to vest in Buyer all of Seller's right, title and interest in all such contracts. If such consent is not obtained or if an assignment, attempted assignment or sublicense is not so permitted or would be ineffective or would impair Buyer's rights thereunder, Seller will cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits under any such contracts.

     1.10 BULK SALES LAWS. Seller and Buyer hereby waive compliance with the provisions of any applicable bulk sales laws; PROVIDED, HOWEVER, that Seller agrees to pay and discharge when due or to contest or litigate all claims of creditors which are asserted against Buyer or the Purchased Assets by reason of such noncompliance, to indemnify, defend and hold harmless Buyer from and against any and all such claims in the manner provided in Section 10.06 hereof, and to take promptly all necessary action to remove any lien or encumbrance which is placed on the Purchased Assets by reason of such noncompliance.

                                   ARTICLE II

                               RELATED AGREEMENTS

     Simultaneously with the Closing hereunder the following agreements (the "Related Agreements") shall be executed and delivered:

     2.01 ASSIGNMENT AND ASSUMPTION. Assignment and Assumption of Liabilities Agreement substantially in the form attached as Exhibit A; and

     2.02 NOTES AND SECURITY AGREEMENT. The Subordinated Promissory Notes (the "Notes") substantially in the form attached hereto as Exhibits B, C & D, and the Security Agreement substantially in the form attached hereto as Exhibit F.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to, and covenants with, Buyer that as of the date hereof and as of the Closing Date:

     3.01 ORGANIZATION AND GOOD STANDING. Seller and Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and the Country of Sweden, as the case may be, and have the corporate power and authority to own and operate their properties and assets (including the Purchased Assets) and to conduct their business as it is now being conducted. Seller and Subsidiaries are duly qualified to do business in all other jurisdictions in which Seller and Subsidiaries own, lease or operate property or otherwise conducts Seller's business if the failure to be qualified would have a material adverse effect on Seller's ability to conduct business using the Purchased Assets.

     3.02 AUTHORIZATION, COMPLIANCE WITH OTHER INSTRUMENTS AND LAW. Seller has full corporate power and authority to enter into this Agreement and the other agreements and documents to be executed and delivered by it at Closing as contemplated hereby (collectively, the "Closing Documents"), subject to shareholder approval, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the board of directors of Seller. This Agreement has been duly executed and delivered by Seller, and is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms and the Closing Documents will, when executed and delivered by Seller at Closing, constitute valid and binding obligations of Seller enforceable against Seller in accordance with their terms. The execution, delivery and performance of this Agreement and the Closing Documents will not (i) conflict with or result in a breach or violation of any provision of the Certificate of Incorporation or By-Laws of Seller or Subsidiaries or of any order, writ, injunction, judgment, decree, law, statute, rule or regulation to which Seller or Subsidiaries are a party or by which Seller or Subsidiaries or the Purchased Assets may be bound or affected; or (ii) except as set forth in SCHEDULE 3.02, result in a default (or give rise to any right of termination, cancellation or acceleration) or result in the creation of any lien, encumbrance, security agreement, charge, pledge, equity or other claim or right of any person in or to the Purchased Assets under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller or Subsidiaries are a party or by which Seller or Subsidiaries or the Purchased Assets may be bound. All necessary authorizations of the transactions contemplated by this Agreement required to be obtained by Seller from any Federal, state, local or foreign government or agency shall have been obtained prior to the Closing, and any filings, notifications or disclosures required by law or regulation of any such government or agency shall have been made in such form as is acceptable as filed. Buyer shall cooperate with Seller with respect to the aforesaid filings, notifications or disclosures to the extent necessary to obtain said authorizations. Seller will deliver to Buyer at the Closing true and complete copies of all resolutions of Seller's or Subsidiaries' shareholders, if required, and board of directors by which the execution, delivery and performance of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby and thereby were authorized, certified by its respective Secretary or Assistant Secretary as of the Closing Date.

     3.03 FINANCIAL STATEMENTS.

          (a) Seller has previously furnished to Buyer true and correct copies of (i) the audited balance sheets of Seller as at December 31, 1999 and 2000 and unaudited balance sheet of Seller and Subsidiaries as at September 30, 2001; and (ii) the audited income statements of Seller and Subsidiaries for the fiscal years ended December 31, 1999 and 2000 and the unaudited income statements of Seller and Subsidiaries for the nine months ended September 30, 2001 (collectively, the "Financial Statements"). The balance sheets included in the Financial Statements (including the related notes thereto) are true, complete and correct and present fairly the financial position of Seller and Subsidiaries as of their respective dates, and the related income statements included in the Financial Statements are true, complete and correct and present fairly the results of operations of Seller and Subsidiaries for the periods then ended, all in conformity with United States GAAP applied on a consistent basis except as otherwise disclosed in
     SCHEDULE 3.03 hereto. The unaudited Financial Statements dated as of and for the nine months ended September 30, 2001 are hereinafter referred to as the "Recent Financial Statements."

          (b) The Closing Balance Sheet will, when prepared and as delivered to Buyer pursuant to Section 1.06 hereof, present fairly the financial position of the Business of Seller and Subsidiaries reflected therein as at the Closing Date in accordance with the methods employed on the Pro Forma Balance Sheet and GAAP applied on a consistent basis.

          (c) Except for contractual obligations to be assumed by Buyer, Seller has no liabilities or obligations (whether absolute, accrued, contingent or otherwise, and whether due or to become due) related to the Business which are not fully reflected or reserved against in the Recent Financial Statements except those which have been incurred in the ordinary course of business of Seller and Subsidiaries since the date of the Recent Financial Statements (all of which will, unless satisfied on or prior to the Closing Date, be reflected or reserved against in the Closing Balance Sheet or will constitute Retained Liabilities).

     3.04 OPERATION OF SELLER IN THE ORDINARY COURSE. Since the close of business on June 30, 2001, Seller's Business has been operated, and through the Closing Date will have been operated, in the ordinary course, except to the extent that Buyer has otherwise agreed (or may prior to the Closing Date otherwise agree) in writing or as is expressly contemplated by this Agreement. From the date hereof until the Closing Date, Seller shall continue to use commercially reasonable efforts to preserve the goodwill of Seller's Business and its relationship with employees, customers and suppliers.

     3.05 TAX MATTERS. Other than as disclosed on SCHEDULE 3.05, there is no tax obligation of Seller or Subsidiaries which constitutes, or may in the future constitute, a lien on the Purchased Assets, and if any such lien exists or arises, it will be promptly discharged by Seller.

     3.06 MATERIAL CONTRACTS AND COMMITMENTS. SCHEDULE 1.01(a) hereto constitutes a full and complete list, as of the date hereof, of all contracts and commitments of Seller and Biopool related to the Business ("Material Contracts"). Except as indicated on SCHEDULE 1.01(a), Seller and Biopool are not in breach or violation of, or in default under, in any material respect, any of the Material Contracts; the execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute a default or breach under the Material Contracts; and, except as specifically indicated in SCHEDULE 1.01(a), the execution of this Agreement and the consummation of the transactions contemplated hereby will not give rise to any consent requirement under any of the Material Contracts. All of the contracts listed on SCHEDULE 1.01(a) are in full force and effect and have not been modified or amended, except as set forth on SCHEDULE 1.01(a).

     3.07 LICENSES, PERMITS AND AUTHORIZATIONS. Seller and Biopool have obtained, and will as of the Closing Date continue to have, all material approvals, authorizations, consents, licenses, franchises, orders, certificates and other permits of, and has made and will have made on the Closing Date all filings with, any governmental authority, whether foreign, Federal, state or local, which are required for the ownership of the Purchased Assets or the conduct of Seller's Business as presently conducted. A complete list of all such approvals, authorizations, consents, licenses, franchises, orders, certificates, permits and filings is included as SCHEDULE 3.07 hereto.

     3.08 TITLE TO PURCHASED ASSETS. Seller has good title to the Purchased Assets and shall at the Closing deliver to Buyer good title to the Purchased Assets free and clear of all title defects, liabilities, obligations, liens, mortgages, security interests, encumbrances, easements, claims or similar adverse interests of any kind or character except (i) any Assumed Liabilities expressly assumed by Buyer pursuant to Section 1.03 hereof, and (ii) the title exceptions listed in SCHEDULE 3.08 hereto.

     3.09 PROPRIETARY RIGHTS AND TECHNICAL KNOW-HOW. Except as set forth in the
SCHEDULE 1.01(b), to the knowledge of Seller and only insofar as they relate to the Business:

          (a) Seller or Biopool owns or has the right to use pursuant to license, sublicense, public domain, agreement, or permission the Proprietary Rights and Technical Know-how.

          (b) To the knowledge of Seller, the Proprietary Rights and Technical Know-how do not and have not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and none of Seller's or Biopool's officers have ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation, including any claim that Seller or Biopool must license or refrain from using any intellectual property rights of any third party. To the knowledge of Seller, no third party has interfered with, infringed upon, misappropriated in any material respect any intellectual property rights in the Proprietary Rights and Technical Know-how.

          (c) SCHEDULE 1.01(b) identifies each patent or registration which has been issued to Seller or Biopool with respect to any of the Proprietary Rights and Technical Know-how, identifies each pending patent application or application for registration which Seller or Biopool has made with respect to any of the Proprietary Rights and Technical Know-how, and identifies each material license, agreement, or other permission which Seller or Biopool has granted to any third party with respect to any of the Proprietary Rights and Technical Know-how outside the ordinary course of business. SCHEDULE 1.01(b) also identifies each registered trade name or registered trademark used by Seller or Biopool with respect to the Business and identifies each pending trademark application filed with respect to the Business. Except as set forth on the SCHEDULE 1.01(b) to Seller's knowledge with respect to each such item of Proprietary Rights and Technical Know-how required to be identified in SCHEDULE 1.01(b):

               (i) Seller or Biopool possesses all rights, title, and interest in and to the item, free and clear of any security interest, license or other restriction;

               (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; and

               (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Seller, is threatened which challenges the legality, validity, enforceability, use or ownership of the item.

          (d) SCHEDULE 1.01(b) identifies each item of Proprietary Rights and Technical Know-how that any third party owns and that Seller or Biopool uses pursuant to license, sublicense, agreement, or permission. Seller and Biopool have delivered or made available at their offices to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). Except as set forth on SCHEDULE 1.01(b), to Seller's knowledge with respect to each such item of Proprietary Rights and Technical Know-how:

               (i) the license, sublicense, agreement, or permission covering the item is, to Seller's knowledge, legal, valid, binding, enforceable, and in full force and effect;

               (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms and to the same extent following the consummation of the transactions contemplated hereby;

               (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (v) Neither Seller nor Biopool has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

          (e) Seller is not aware that any of the Employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with the Business.

     3.10 FURNITURE, MACHINERY AND EQUIPMENT. Seller has and, prior to the Closing Date, Biopool U.S. shall have good title to the furniture, machinery and equipment listed on SCHEDULE 3.10 hereto free and clear of all title defects, liabilities, obligations, liens, mortgages, security interests, encumbrances, easements, claims or similar adverse interests of any kind or character.

     3.11 INVENTORIES. Seller has and, prior to the Closing Date, Biopool U.S. shall have good title to the inventories listed on SCHEDULE 3.11 hereto free and clear of all title defects, liabilities, obligations, liens, mortgages, security interests, encumbrances, easements, claims or similar adverse interests of any kind or character.

     3.12 EMPLOYEE BENEFITS.

          (a) Except as set forth in SCHEDULE 3.12 hereto, Seller does not maintain, administer or otherwise contribute to any "employee benefit plan," as defined in section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such plan is subject to any of the provisions of ERISA, or any qualified or non-qualified current or deferred compensation (other than base salary and base wages), bonus, incentive compensation, stock right, stock option, stock appreciation right, severance pay, retirement, pension, supplemental pension, profit-sharing, stock bonus, salary continuation, tuition assistance dependent care assistance, legal assistance, vacation, fringe benefit (cash and non-cash), group or individual health, medical, dental, vision, disability, life insurance or survivor benefit or similar plan, policy or arrangement, which covers any employee, self-employed individual or beneficiary of any employee or self-employed individual, whether active or retired, of the Business (any such plan being herein referred to as an "Employee Plan"). True and complete copies of each Employee Plan, including all amendments thereto and related trust or other funding agreements, the latest financial statements thereof and all investment agreements, contracts or reports have been delivered to Buyer, together with (i) a true and complete copy of the three most recent annual reports or filings (if required by law) for each such plan including any and all schedules, opinions and attachments thereto prepared in connection with any such reports, (ii) a copy of the most recent summary plan description or similar descriptive materials and summary of material modifications of each such plan, and (iii) for each Employee Plan intended to be covered under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), a copy of the most recent IRS determination letter and the application therefore or of any other equivalent proof of registered status.

          (b) Except as set forth in SCHEDULE 3.12 hereto or as disclosed on its financial statements, the Seller has no benefit liabilities (other than routine claims for benefits) or liabilities under ERISA, the Code, or other applicable Laws including the provisions of such Laws expressly mentioned in this Section, or under any applicable collective bargaining agreement in connection with any Employee Plan which is now or at any time in the past has been maintained by the Seller or any entity that is in the same controlled group of corporations or who is under common control with Seller within the meaning of Section 414 of the Code (an "ERISA Affiliate") which could result in liability to the Employee Plans, Seller or Buyer. No security or real property of Seller is included in the assets of any Employee Plan.

          (c) Except as set forth in SCHEDULE 3.12, (i) neither the Seller nor any ERISA Affiliate of the Seller has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any money purchase plan or a defined benefit plan subject to Title IV of ERISA or Section 412 of the Code, and (ii) none of such Employee Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA and Seller has not been obligated to make a contribution to any "multiemployer plan" within the past five years.

          (d) The consummation of the contemplated transaction will not result in the payment, vesting, or acceleration of any benefit other than as may be required under ERISA, the Code or other applicable Laws. No payment that is owed or may become due to any director, officer, employee, or agent of the Seller will be non-deductible to the Seller or subject to tax under
     Section 162(m), Section 280G or Section 4999 of the Code; nor will the Seller be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

          (e) None of the Buyer or its Affiliates shall have or acquire any interest in or right with respect to any of the Employee Plans. Seller and its ERISA Affiliates will remain solely responsible for, and none of Buyer or its Affiliates will have any liability under, relating to or arising out of the Employee Plans maintained by Seller or any ERISA Affiliate; provided, however, if assets are transferred from any Seller tax-qualified plan to any tax-qualified plan(s) sponsored by the Buyer or its Affiliates (which plans of the Buyer or its Affiliates shall include any plans that may be adopted and maintained by the Buyer subsequent to the date of this Agreement), or benefits, rights and features of the Seller plan shall be preserved under the Buyer plan(s) to the extent required by law. Seller expressly reserves the right to amend, modify or terminate any Employee Plan that it maintains in accordance with the terms thereof and applicable law.

     3.13 LITIGATION AND OTHER CLAIMS. Except as described in SCHEDULE 3.13, there are no actions, suits, arbitration proceedings, claims or other proceedings arising out of or related to the Business of the Seller pending or, to the knowledge of Seller, threatened before any foreign, Federal, state, municipal or other court, department, commission, arbitration panel, board, bureau, agency, body or instrumentality against Seller or affecting the Purchased Assets at law or in equity. Neither Seller nor Subsidiaries are a party to or subject to the provisions of any order, writ, injunction, decree or judgment of any court or foreign, Federal, state, municipal or other governmental or administrative body, department, commission, board, bureau, securities exchange or other agency or instrumentality.

     3.14 NO MATERIAL ADVERSE CHANGE. Since the close of business on the date of the Recent Financial Statements, there has been no material adverse change in the financial condition or results of operations of the Business.

     3.15 [INTENTIONALLY OMITTED].

     3.16 COMPLIANCE WITH LAWS.

          (a) Neither the Purchased Assets nor the operations of Seller's Business, as conducted at the date hereof and as will be conducted through the Closing Date, violate, in any material respect, any foreign, Federal, state or local law, ordinance, rule or regulation.

          (b) Seller, as well as each of its "establishments" and "relevant persons" (as such terms are defined under the Federal Food, Drug and Cosmetic Act, 21 U.S.C.ss.ss. 301 ET. SEQ. (collectively the "Regulated Group"), is currently in compliance in all material respects with all regulatory requirements of the Federal Food and Drug Administration (the "FDA"), including without limitation all registration, Good Manufacturing Practices, licensing and recordkeeping requirements. Each member of the Regulated Group currently has all permits, licenses, authorizations and approvals required by the FDA, all of which are listed on SCHEDULE 3.16, and is in compliance with all conditions and terms of such permits, licenses, authorizations and approvals. The transactions contemplated hereby will not conflict with or result in any violation of such permits, licenses, authorizations and approvals, and any notices to, or consents by, the FDA required in connection with such transactions (all of which are listed on SCHEDULE 3.16) have been obtained prior to the Closing Date. Except as set forth on SCHEDULE 3.16, no notice has been received, and no review or investigation is pending, or to the Seller's knowledge, threatened with respect to (i) any alleged violation by any member of the Regulated Group of any law, regulation or FDA order, or (ii) any alleged failure by any member of the Regulated Group to have all required permits, registration, licenses, authorizations and approvals.

     3.17 INSURANCE. Seller and Subsidiaries maintain, and through the Closing Date will maintain, adequate insurance including self-insurance insuring the Purchased Assets and the operations of Seller's Business. All policies of insurance of any kind maintained, owned or held by Seller or Subsidiaries which cover the Purchased Assets or Seller's Business are set forth in SCHEDULE 3.17 hereto and such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation or termination. The insurance policies to which Seller or Subsidiaries are a party which cover the Purchased Assets or Seller's Business are sufficient for compliance with all requirements of applicable laws and all agreements to which Seller or Subsidiaries are a party or by which Seller or Subsidiaries or the Purchased Assets may be bound. In the three years preceding the date of this Agreement. Neither Seller nor Subsidiaries have been refused any insurance with respect to the Purchased Assets or the operations of Seller or Subsidiaries or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried such insurance.

     3.18 ACCOUNTS RECEIVABLE. The accounts receivable reflected on the balance sheets of Seller and Subsidiaries included in the Recent Financial Statements and Financial Statements, and all accounts receivable of Seller arising since the date of such balance sheets, arose from bona fide transactions in the ordinary course of business, and the materials or services involved have been provided to the account obligor, and no further materials or services are required to be provided in order to complete the sales and to entitle Seller, or its assignee, to collect such accounts receivable in full. Except as set forth in SCHEDULE 3.18 hereto, none of such accounts receivable have been assigned or pledged to any other person, firm or corporation, and no defense or setoff to any such accounts receivable has been asserted by any obligor, except as reserved.

     3.19 REAL PROPERTY LEASES. Seller's and, as of the Closing Date, Biopool U.S.'s leased premises at Ventura, California and Umea, Sweden (the "Real Property Leases"), as more fully described on SCHEDULE 3.19 hereto, are valid and binding upon the lessor and are in full force and effect. There are no existing defaults by Seller or, as of the Closing Date, Biopool U.S. under the Real Property Leases and no event has occurred which (whether with or without notice, lapse of time, or both) would constitute a default thereunder by Seller or, as of the Closing Date, Biopool U.S. Seller has delivered to Buyer true and complete copies of the Real Property Leases.

     3.20 LABOR MATTERS. Except as set forth in SCHEDULE 3.20: (a) Seller and Biopool are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice;
(b) there is no unfair labor practice complaint against Seller or Biopool pending or threatened with respect to Seller's or Subsidiary's employees before the National Labor Relations Board or any other applicable tribunal; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best of Seller's knowledge, threatened against or affecting Seller or Biopool;
(d) Seller has received no notice that any representation or petition respecting the employees of Seller or Biopool has been filed with the National Labor Relations Board or any other applicable tribunal; (e) no grievance nor any arbitration proceeding arising out of or under any collective bargaining agreements with respect to Seller's employees is pending against Seller; and (f) neither Seller nor Biopool have experienced any strike or work stoppage or other industrial dispute involving Seller's or Biopool's employees in the past five years.

     3.21 CONDITION OF PURCHASED ASSETS. The Purchased Assets are in good repair and working condition, normal wear and tear excepted, are suited for their current uses, are in conformity with all applicable laws, ordinances, rules and regulations.

     3.22 ENVIRONMENTAL MATTERS.

          (a) Except as set forth in SCHEDULE 3.22 hereto: (i) Seller and Subsidiaries are in compliance in all material respects with all environmental laws, regulations, permits and orders applicable to it, and with all laws, regulations, permits and orders governing or relating to asbestos removal and abatement; (ii) neither Seller nor Subsidiaries has transported, stored, treated or disposed, or allowed or arranged for any third parties to transport, store, treat or dispose, of any Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, or had performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations, nor has Seller or Subsidiaries disposed of, or allowed or arranged for any third parties to dispose of, Hazardous Substances or other waste upon property owned or leased by it;
     (iii) there has not occurred, nor is there presently occurring, a Release of any Hazardous Substance on, into or beneath the surface of any parcel of real property in which Seller has an ownership interest or any leasehold interest; (iv) Seller has not transported or disposed of, or allowed or arranged for any third parties to transport or dispose of, any Hazardous Substance or other waste to or at a site which, pursuant to the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any similar law, (A) has been placed on the National Priorities List or its state equivalent, or (B) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent; (v) Seller has not received notice, and has no knowledge of any facts which could give rise to any notice, that Seller is a potentially responsible party for a Federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation or notice of any other Environmental Claim; (vi) Seller has not received any written or oral request for information in connection with any Federal or state environmental cleanup site and has not undertaken (or been requested to undertake) any response or remedial actions or cleanup actions of any kind at the request of any Federal, state or local governmental entity, or at the request of any other person or entity; (vii) there are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of Seller or Subsidiaries; and (viii) SCHEDULE 3.22 identifies
     (w) all environmental audits, assessments or occupational health studies undertaken by Seller or Subsidiary or their agents or by any governmental agencies with respect to the operations or properties of Seller or Subsidiaries; (x) the results of any ground water, soil, air or asbestos monitoring undertaken with respect to any real property owned or leased by Seller; (y) all written communications of Seller or Subsidiaries with environmental agencies; and (z) all citations issued to Seller under the Occupational Safety and Health

     Act (29 U.S.C. Sections 651 ET SEQ.).

          (b) For the purposes of this Agreement, "Environmental Claim" shall mean any demand, claim, governmental notice or threat of litigation or the actual institution of any action, suit or proceeding at any time by a person other than the parties which asserts that an Environmental Condition constitutes a violation of or otherwise may give rise to any liability or obligation under, any statute, ordinance, regulation, or other governmental requirement or the common law, including, without limitation, any such statute, ordinance, regulation, or other governmental requirement relating to the emission, discharge, or release of any Hazardous Substance into the environment or the generation, treatment, storage, transportation, or disposal of any Hazardous Substance. "Environmental Condition" shall mean the presence on the Closing Date, whether discovered or undiscovered on the Closing Date, in surface water, ground water, drinking water supply, land surface, subsurface strata or ambient air of any pollutant, contaminant, industrial solid waste or Hazardous Substance arising out of or otherwise related to the operations or other activities of Seller or Subsidiaries, or of any predecessor in interest or line of business to Seller or Subsidiaries, conducted or undertaken prior to the Closing Date. "Hazardous Substance" shall mean any substance defined in the manner set forth in
     Section 101(14) of the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and shall include any additional substances designated under Section 102(a) thereof. "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

     3.23 FULL DISCLOSURE. All information furnished to Buyer in accordance herewith is, and as of the Closing Date shall be, correct and complete in all material respects. No representation or warranty of Seller and no information, Schedule or certificate furnished or to be furnished by or on behalf of Seller or Subsidiaries to Buyer, its affiliates or its agents pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

     Buyer hereby represents and warrants to, and covenants with, Seller:

     4.01 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Ireland, and has the corporate power and authority to own and operate its properties and assets and to conduct its business as it is now being conducted. Buyer is duly qualified to do business in all other jurisdictions in which Buyer owns, leases or operates property or otherwise conducts Buyer's business if the failure to be qualified would have a material adverse effect on Buyer's ability to conduct business using the Purchased Assets.

     4.02 DUE AUTHORIZATION. Buyer has full corporate power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. The execution, delivery and performance of this Agreement and the Related Agreements will not conflict with or result in a violation of any provision of the Certificate of Incorporation or By-Laws (or similar corporate organizational documents) of Buyer, or of any material contract by which it is bound, or of any judgment or decree to which it is a party or by which it is bound. All necessary authorizations of the transactions contemplated by this Agreement and the Related Agreements required to be obtained by Buyer from any Federal, state, local or foreign government or agency shall have been obtained prior to the Closing, and any filings, notifications or disclosures required by law or regulations of such government or agency shall have been made in such form as is acceptable to file. Seller shall cooperate with Buyer with respect to the aforesaid filings, notifications or disclosures to the extent necessary to obtain said authorizations. Buyer will deliver to Seller at the Closing true and complete copies of all resolutions of its board of directors by which the execution, delivery and performance of this Agreement and the Related Agreements and consummation of the transactions contemplated hereby and thereby were authorized, certified by the Secretary or Assistant Secretary of Buyer as of the Closing Date.

                                   ARTICLE V

                            COVENANTS PENDING CLOSING

     5.01 CONDUCT OF BUSINESS OF SELLER PRIOR TO THE CLOSING. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Seller and Subsidiaries will conduct Seller's operation of the Business in, and only in, the ordinary course of business and substantially in the manner heretofore conducted. Without limiting the generality of the foregoing, and except as contemplated in this Agreement, prior to the Closing Date, without the prior written consent of Buyer, neither Seller nor Subsidiary will with respect to the Business:

          (a) except for Retained Liabilities, create, incur or assume any indebtedness for money borrowed, including obligations in respect of capital leases; or incur any material liabilities or obligations other than in the ordinary course of business consistent with past practices; or assume, guarantee, endorse or otherwise become liable or responsible (whether directly or contingently or otherwise) for the obligations of any person; PROVIDED, that Seller may endorse negotiable instruments for collection in the ordinary course of business;

          (b) except as a result of a normal individual review cycle, or individual plan cycle, increase the rate or terms of compensation payable or to become payable by Seller or Biopool to Seller's or Biopool's employees; or increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with the employees of Seller or Biopool; or enter into any new employment agreement or modify the terms of any existing employment agreement;

          (c) except in the ordinary course of business with product purchasers, enter into any material contract or arrangement providing for, in the aggregate, payment or receipt of more than US$100,000 or which is greater than six months in duration without Buyer's consent which shall not be unreasonably withheld or delayed;

          (d) in any material way, violate, breach or allow to lapse any Material Contract or enter into any other agreement, commitment or transaction (including without limitation any borrowing, capital expenditure or capital financing), except in the ordinary course of business consistent with past practice;

          (e) sell, transfer, mortgage, encumber or otherwise dispose of any of the Purchased Assets, except in the ordinary course of business consistent with past practice; or

          (f) agree or make any commitment to take any actions prohibited by this Section 5.01.

     5.02 ACCESS TO INFORMATION. Subject to the provisions of Section 5.09 hereof, between the date of this Agreement and the Closing Date, Seller will, during ordinary business hours (a) give Buyer and its authorized representatives and advisors access to all books, records, offices and other facilities and properties of Seller and Subsidiary, (b) permit Buyer to make such inspections thereof as Buyer may reasonably request, and (c) cause its officers and advisors to furnish Buyer with such financial and operating data and other information with respect to Seller and Subsidaries as Buyer may from time to time reasonably request; in addition, Seller will cause its accountants to make their personnel, their work papers and such other requested documentation relating to their work papers and to their audits of the books and records of Seller and Subsidiary available to Buyer and its advisors and representatives.

     5.03 CONSENTS. The parties hereto will use their best efforts to promptly obtain consents (including any required consents to the assignment of contracts) of all persons and governmental authorities necessary for the consummation of the sale of the Purchased Assets and the other transactions contemplated by this Agreement and the Related Agreements.

     5.04 PUBLIC ANNOUNCEMENTS. From the date hereof through the Closing, no party hereto shall make any press release or public announcement or any disclosure to any third person (other than those contemplated by Section 5.08 and Section 5.09, or to employees of Seller, employees of Buyer, attorneys, accountants and other advisors of the parties hereto in connection with the transactions contemplated hereby) concerning the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the parties will make such announcements, if any, as are required by applicable law or stock exchange rules and will mutually agree to the content thereof. In conjunction with the Closing, Buyer and Seller shall consult with each other concerning the form of any post-closing press release or any other public announcement concerning the transactions contemplated by this Agreement, and the parties shall use their best efforts to cause a mutually agreeable form of such release or announcement to be issued.

     5.05 CONFIDENTIALITY.

          (a) All information furnished by Buyer (or its agents and representatives) to Seller (or their agents and representatives) or furnished by Seller (or their agents or representatives) to Buyer (or its agents and representatives) pursuant hereto or prior to the date hereof but in connection with the transaction that is the subject of this Agreement, shall be treated as the sole property of the party furnishing the information until the Closing Date, and if the Closing shall not occur, the party receiving the information shall return to the party which furnished such information all copies of any documents or other materials containing, reflecting or referring to such information, shall keep confidential all of such information regarded as confidential by the party supplying such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall not apply to (i) any information which (w) the party receiving the information can establish was already in its possession prior to the disclosure thereof by the party furnishing the information, (x) was then generally known to the public, (y) became known to the public through no fault of the party receiving the information; or
     (z) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality to the party furnishing the information; or (ii) disclosures in accordance with an order of a court of competent jurisdiction or as required by any law, rule or regulation applicable to the party making the disclosure, including any rule of, or agreement of any party or its affiliates with, any stock exchange.

          (b) Seller and Buyer agree, whether or not the Closing shall occur, to maintain, and to cause their agents and representatives to maintain, the confidentiality of the terms and conditions of this Agreement and the Related Agreements and all documents executed and delivered in connection with the transactions contemplated by this Agreement and the Related Agreements. The provisions of this Section 5.05(b) shall not apply to particular conditions or terms of the above referenced documents (i) if the party seeking to make such disclosure shall have obtained the prior written consent of the other party to the disclosure of such conditions or terms,
     (ii) that are required to be disclosed during the course of any litigation or arbitration which may be brought by any party related to the provisions of any of the above referenced documents, (iii) that are or become generally available to the public other than as a result of actions taken by the party seeking to make such disclosure or its agents and representatives, or (iv) that are required to be disclosed pursuant to and in accordance with any law, rule or regulation applicable to the party seeking to make such disclosure, including any rule of, or agreement of any party or its affiliates with, any stock exchange.

     Notwithstanding the foregoing, if a party is requested or required (by oral questions, interrogatories, requests for information or document subpoena, civil investigative demand or similar process) to disclose any of the above-referenced documents, such party will promptly notify the other party of such request so that such other party may seek an appropriate protective order or waive compliance with the provisions hereof. If, in the absence of a protective order or the receipt of a waiver hereunder, a party is nonetheless, in the opinion of its counsel, compelled to disclose any terms or conditions of the above-referenced documents to any tribunal or else stand liable for contempt or suffer other censure or penalty, such party may disclose such information to such tribunal without liability hereunder.

     5.06 RELATED AGREEMENTS. The parties hereto agree that at Closing they will execute and deliver (or cause their affiliates to execute and deliver) the Related Agreements to which they or their affiliates are to be a party.

     5.07 NO-SHOP. Until the Closing or the earlier termination of this Agreement, Seller hereby agrees that it shall not pursue or become involved in any negotiations or discussions or enter into any agreement regarding the sale of the business, assets or stock of Seller to any third person or entity.

     5.08 PROXY STATEMENT. Seller shall prepare as promptly as practicable, shall file with the Securities and Exchange Commission (the "SEC") and shall use all reasonable efforts to have declared effective by the SEC, a proxy statement with respect to the Shareholders' Meeting referred to in Section 5.09. The term "Proxy Statement" shall mean such proxy statement at the time it initially is mailed to Seller's shareholders and all amendments or supplements thereto duly filed and similarly mailed.

     5.09 SHAREHOLDERS' APPROVAL. Seller, in accordance with applicable law, shall promptly submit this Agreement and the transactions contemplated hereby, for the approval of its shareholders at a shareholders meeting (the "Shareholders Meeting") to be held as soon as permitted by law and shall use its commercially reasonable efforts to obtain shareholder approval of this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI

                               CLOSING CONDITIONS

     6.01 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE TRANSACTIONS CONTEMPLATED Hereby. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) NO ORDER, DECREE OR INJUNCTION. None of Seller, Subsidiaries or Buyer shall be subject to any order, decree or injunction of a court of competent jurisdiction or governmental agency and no statute, rule or regulation shall be in effect or be enacted or issued which (i) prevents or delays any of the transactions contemplated by this Agreement, or (ii) would impose any limitation on the ability of Buyer effectively to exercise full rights of ownership of the Purchased Assets.

     6.02 CONDITIONS TO THE OBLIGATIONS OF SELLER TO EFFECT THE TRANSACTIONS CONTEMPLATED Hereby. The obligations of Seller to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Seller:

          (a) COVENANTS PERFORMED; REPRESENTATIONS AND WARRANTIES TRUE. Buyer shall have performed and complied with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date and the representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the Closing Date as though made at and as of the Closing Date, and

     Seller shall have received a certificate to that effect signed on behalf of Buyer by an authorized officer of Buyer;

          (b) OPINION LETTER. At the Closing, Seller shall have received an opinion or opinions from Irish and United States counsel of Buyer, dated the Closing Date and satisfactory in form and substance to Seller and its counsel, to the effect that:

               (i) Buyer is a corporation duly incorporated under the laws of the Republic of Ireland;

               (ii) Buyer has the corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, and the execution and delivery of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action taken on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or such Related Agreements or the consummation the transactions contemplated hereby and thereby;

               (iii) This Agreement and the Related Agreements to which it is a party have been duly and validly executed and delivered by Buyer and, assuming this Agreement and such Related Agreements are valid and binding obligations of the other parties thereto, are valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

               (iv) Except as disclosed in Schedule 3.13 to this Agreement, such counsel has no knowledge of any claim, action, arbitration, proceeding or investigation pending or threatened against or relating to the Buyer before any court or governmental or regulatory authority or arbitrator or other body acting in an investigative or adjudicative capacity or of any outstanding order, writ, injunction or decree to which Buyer is a party or is subject which adversely affects the business, operations or financial condition of Buyer; and

               (v) None of the Notes are required to be registered with the Securities and Exchange Commission, or any other regulatory body, including without limitation, any State securities regulators or foreign securities regulators.

          (c) RELATED AGREEMENTS. At the Closing, Buyer shall have executed and delivered the Related Agreements.

          (d) STOCKHOLDER APPROVAL. Seller's stockholders shall have approved the sale of the Business pursuant to this Agreement in accordance with applicable law.

          (e) CONSENT OF SENIOR LENDERS. Buyer's senior lenders shall have either (i) consented to Buyer's execution of the Notes in favor of Seller or (ii) entered into an intercreditor agreement with Seller in form and substance satisfactory to the Seller.

     6.03 CONDITIONS TO THE OBLIGATIONS OF BUYER TO EFFECT THE TRANSACTIONS CONTEMPLATED Hereby. The obligations of Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Buyer:

          (a) COVENANTS PERFORMED; REPRESENTATIONS AND WARRANTIES TRUE. Seller shall have performed and complied with the covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing Date, and the representations and warranties of Seller set forth in this Agreement shall be true and correct as of the Closing Date as though made at and as of the Closing Date, and Buyer shall have received a certificate to that effect signed by authorized officers of Seller;

          (b) NO MATERIAL ADVERSE CHANGE. There shall not have been, since the date of the Recent Financial Statements, any material adverse change in the business, results of operations, financial condition or prospects of Seller;

          (c) OPINION LETTER. At the Closing, Buyer shall have received an opinion or opinions from counsel for Seller, dated the Closing Date attached as Exhibit G hereto.

          (d) RELATED AGREEMENTS. At the Closing, all parties other than Buyer shall have executed and delivered the Related Agreements, if any;

          (e) CONSENTS OBTAINED. Prior to Closing, all licenses, permits and other governmental approvals and authorizations and all consents of third parties required to effect the transactions contemplated by this Agreement, and for the Business of Seller to be operated by Buyer after the Closing in the manner and to the extent of Seller's current operations (including, without limitation, all consents required for the assignment of the Material Contracts referred to in Section 1.03(b) hereof), shall have been obtained and delivered to Buyer;

          (f) MERGERS AND TAKEOVERS APPROVAL. Prior to Closing, if necessary, Seller and/or Buyer shall have received a statement in writing by the Minister for Enterprise, Trade and Employment in Ireland indicating that he has decided not to make an order under Section 9 of the Irish Mergers, Takeovers and Monopolies (Control) Act, 1978 (as amended) in relation to the sale contemplated by this Agreement or in the event of a conditional order under that Act having been made by the Minister, the Buyer (in its absolute discretion) being satisfied with the conditions of that order and the conditions of that order having been complied with in full.

                                  ARTICLE VII

                                   THE CLOSING

     7.01 TIME AND PLACE OF CLOSING. Upon the terms and subject to the satisfaction or waiver of the conditions in this Agreement, the Closing of the transactions contemplated hereby (the "Closing") shall take place on January __, 2002 at the offices of Buyer's counsel, Carter, Ledyard & Milburn, Two Wall Street, New York, New York 10005, or at such other time and place as the parties hereto may agree in writing. The effective time of the Closing is herein referred to as the "Closing Date."

     7.02 CLOSING. At the Closing, the Buyer shall deliver to Seller an instrument in the form of EXHIBIT A hereto by which Buyer shall assume and agree to perform and discharge the Assumed Liabilities with effect from the Closing Date in a form satisfactory to Seller. Seller will deliver to Buyer such warranty deeds, bills of sale, instruments of assignment, including an instrument in the form of and other good and sufficient instruments of transfer and the other instruments and documents contemplated hereby, executed by Seller or its affiliates and in form and substance reasonably satisfactory to Buyer, as Buyer may reasonably require to vest in Buyer all right, title and interest of Seller and their affiliates in and to the Purchased Assets, and Buyer shall pay to Seller the amount, and deliver to Seller the other instruments and documents required of it at the Closing.

     Seller shall deliver to Buyer at the Closing possession of the Purchased Assets being sold pursuant to this Agreement and the entire right, title and interest of Seller in and to such Purchased Assets shall pass to Buyer at the Closing.

                                  ARTICLE VIII

                               SUCCESSOR EMPLOYER

     8.01 EMPLOYMENT WITH BUYER. Buyer agrees to offer employment immediately after the Closing to substantially all persons who, immediately prior to the Closing, are employed by Seller with respect to the Business as set forth on
Schedule 8.01. Such offer of employment shall include provision for compensation at rates substantially similar to the rates of compensation in effect for such employees immediately prior to the Closing Date as set forth on Schedule 8.01, and full credit for all unused accrued vacation days as of the Closing Date. (Those employees of Seller who accept employment with Buyer are hereinafter referred to as the "Transferred Employees.") Notwithstanding the foregoing, nothing herein shall be deemed to require Buyer to continue to employ any such Transferred Employee for any specific period of time after the Closing Date. Buyer shall be responsible for the payment of severance, if any, to any Transferred Employee whose employment is terminated by Buyer after the Closing.

     8.02 THIRD PARTIES. The covenants of Buyer and Seller in this Article VIII are not intended to create any right in any Transferred Employee or his or her heirs, executors, beneficiaries or personal representatives.

                                   ARTICLE IX

                            WORKERS' COMPENSATION AND
                        PRODUCT LIABILITY RESPONSIBILITY

     9.01 WORKERS' COMPENSATION. Seller will retain responsibility for all workers' compensation claims of employees of Seller or Biopool other than Transferred Employees and will retain responsibility for workers' compensation claims by Transferred Employees pending as of the Closing Date or arising as a result of events occurring or conditions caused solely on or prior to the Closing Date. For workers' compensation claims by Transferred Employees filed after the Closing Date and arising solely as a result of events occurring or conditions caused solely after the Closing Date, Buyer will be responsible. The responsibility for claims by Transferred Employees relating to events occurring or conditions caused both during the period before and the period after the Closing Date shall be shared equitably by Buyer and Seller.

     9.02 PRODUCT LIABILITY AND WARRANTY CLAIMS. At the Closing, Buyer shall assume and agree to perform and discharge all product liability and warranty claims (including claims for injury to person or property) and litigation relating to the business conducted by Buyer and arising from products sold after the Closing Date; Seller shall retain responsibility for such claims and litigation relating to products sold by Seller or any predecessor of Seller's Business on or prior to the Closing Date.

     9.03 RESPONSIBILITY FOR PRIOR CLAIMS. It is understood and agreed that Buyer does not assume any liability for, and shall not otherwise be responsible for, any product liability or warranty claims (including warranty claims for injury to person or property) of Seller and arising from products sold or occurrences on or prior to the Closing Date, and Seller agrees to indemnify and hold harmless Buyer with respect to any such claims as provided in Section 10.06.

                                   ARTICLE X

                             POST-CLOSING COVENANTS

     10.01 EXPENSES. Except as otherwise provided herein, Seller and Buyer shall each bear their own costs and expenses incurred in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. Buyer shall be responsible for the fees, commissions, expenses and reimbursements incurred by or required to be paid to its and Buyer's professional advisors, and Seller shall be responsible for the fees, commissions, expenses and reimbursements incurred by or required to be paid to Seller's professional advisors. Buyer and Seller will each pay one-half of any fees charged by any accountants retained to resolve disputes pursuant to Section
1.06 hereof.

     10.02 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Purchased Assets, the Assumed Liabilities and the other transactions contemplated by this Agreement and the Related Agreements. From time to time after the date hereof (including after the Closing Date if requested), Seller and its affiliates will, at their own expense and without further consideration, execute and deliver such instruments and documents to Buyer as Buyer may reasonably request in order more effectively to vest in Buyer good title to the Purchased Assets and to more effectively consummate the transactions contemplated by this Agreement and the Related Agreements. From time to time after the date hereof, including after the Closing Date if requested, Buyer will, at its expense and without further consideration, execute and deliver such instruments and documents to Seller as Seller may reasonably request in order to more effectively transfer to Buyer the Assumed Liabilities and to more effectively consummate the transactions contemplated hereby and the Related Agreements.

     10.03 COMMISSIONS AND FEES. Except as disclosed in SCHEDULE 10.03 hereto, Seller and Buyer each represent and warrant to the other that no broker, finder, financial adviser or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the party making such representation. Seller on the one hand, and Buyer, on the other hand, will pay to the other or otherwise discharge, and will jointly and severally indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees (other than as described above) incurred by reason of any action taken by such party.

     10.04 SALES, TRANSFER AND USE TAXES. All sales, transfer and use taxes incurred in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby will be borne by Seller, and Seller will, at its own expense, file all necessary tax returns and other documentation with respect to all such sales, transfer and use taxes, and, if required by applicable law, Buyer will join in the execution of any such tax returns or other documentation.

     10.05 NONDISCLOSURE; NONCOMPETITION.

          (a) Seller agrees not to use or disclose at any time after consummation of the transactions contemplated hereby, except with the prior written consent of an officer authorized to act in the matter by the Board of Directors of Buyer, any trade secrets, proprietary information or other information relating to the Business that Buyer considers confidential relating to designs, suppliers, inventions, operations, marketing, cost and pricing data, master files or customer lists utilized by Seller prior to the Closing or by Buyer or any of its affiliates (the "Buyer Group"), or the skills, abilities and compensation of the Buyer Group's employees, and all other similar information material to the conduct of the Buyer Group's business, which is not presently generally known to the public; PROVIDED, HOWEVER, that this provision shall not preclude Seller from (i) the use or disclosure of such information which presently is known generally to the public or which subsequently comes into the public domain, other than by way of disclosure in violation of this Agreement or in any other unauthorized fashion, or (ii) disclosure of such information required by law or court order, provided that prior to such disclosure required by law or court order Seller will give Buyer three business days' written notice (or, if disclosure is required to be made in less than three business days, then such notice shall be given as promptly as practicable after determination that disclosure may be required) of the nature of the law or order requiring disclosure and the disclosure to be made in accordance therewith.

          (b) For a period of five years from the Closing Date, Seller and any entity controlled by Seller, and for this purpose, until November 9, 2003, including Michael D. Bick, Ph.D. (the "Seller Group") shall not directly or indirectly, without the written consent of an officer authorized to act in the matter by the Board of Directors of Buyer, directly or indirectly: (i) own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor, consultant, lender or otherwise, any business entity which is engaged in, or is in any way related to or competitive with, the business currently conducted by Seller; or (ii) on behalf of anyone else engaged in any such line of business (1) persuade or attempt to persuade any employee of any member of the Buyer Group or any individual who was an employee of any member of the Buyer Group during the one year prior to the date of this Agreement, to leave the employ of any member of the Buyer Group or to become employed by any person other than the members of the Buyer Group or hire any such employee; (2) persuade or attempt to persuade any current client or former customer of any member of the Buyer Group to cease doing business with, or to reduce the amount of business it does or intends or anticipates doing with, Buyer (or any successor to Buyer's business); or (3) solicit the business of any of such customer or former customer with respect to the business conducted by Seller.

     10.06 INDEMNIFICATION.

          (a) BY SELLER. Seller agrees to save, defend and indemnify Buyer against and hold it harmless from any and all claims, liabilities, losses, damages, deficiencies, costs and expenses, of every kind, nature and description, fixed or contingent (including, without limitation, interest, penalties and counsel's fees and expenses in connection with any action, claim or proceeding relating thereto or seeking enforcement of a party's obligations hereunder) ("Losses"), asserted against, resulting to, imposed upon or incurred by Buyer, directly or indirectly, arising out of (i) any breach of any representation, warranty, covenant or agreement made by Seller under this Agreement, or (ii) any Retained Liability, or (iii) any Environmental Claim; provided, HOWEVER, that (a) Seller shall not have any obligation to indemnify Buyer from and against any Losses with respect to breaches described in (i) above until Buyer has suffered aggregate Losses by reason of all such breaches (excluding de Minimis Claims as hereinafter defined) in excess of $50,000, in which event Buyer shall be entitled to indemnification for the full amount of its aggregate Losses, (b) in no event shall the aggregate of Seller's indemnification payments with respect to breaches described in (i) above exceed the Purchase Price paid by Buyer hereunder, and (c) indemnification claims with respect to the representations and warranties contained in Article III hereof must be made by Buyer within the survival period therefor specified in Section 11.06 hereof. The foregoing limitations shall not apply with respect to any Losses arising out of any Retained Liability or any third party claim. For purposes hereof, "de Minimis Claims" shall mean any indemnification claim for which the amount of Losses claimed is less than $5,000 (providing that any series of claims arising from the same or substantially similar facts or circumstances shall be treated as one claim for such determination).

          (b) BY BUYER. Buyer agrees to save, defend and indemnify Seller against and hold it harmless from any and all Losses arising out of (i) any breach of any representation, warranty, covenant or agreement made by Buyer under this Agreement, or (ii) any Assumed Liability; PROVIDED, HOWEVER, that (a) Buyer shall not have any obligation to indemnify Seller from and against any Losses with respect to breaches described in (i) above until Seller has suffered aggregate Losses by reason of all such breaches (excluding de Minimis Claims) in excess of $50,000, in which event Seller shall be entitled to indemnification for the full amount of their aggregate Losses, and (b) in no event shall the aggregate of Buyer's indemnification payments with respect to breaches described in (i) above exceed the Purchase Price paid by Buyer hereunder, and (c) indemnification claims with respect to the representations and warranties contained in
     Article IV hereof must be made by Seller within the survival period therefor specified in Section 11.06 hereof. The foregoing limitations shall not apply with respect to any Losses arising out of any Assumed Liability or any third party claim.

     10.07 DEFENSE OF CLAIMS.

          (a) Should any claim, action or proceeding by or involving a third party arise after the Closing Date for which any party (the "Indemnifying Party") is liable for indemnification under the terms of this Agreement, the other party (the "Indemnified Party") shall notify the Indemnifying Party within a reasonable time after such claim, action or proceeding arises and is known to the Indemnified Party (provided that the failure to give timely notice shall not affect the right to indemnification hereunder except to the extent that the Indemnifying Party is actually damaged or prejudiced by such delay), and if the Indemnifying Party shall admit in writing its potential indemnification obligation in respect thereof, the Indemnified Party shall give the Indemnifying Party a reasonable opportunity:

               (i) to take part in any examination of the books and records;

               (ii) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnified Party or prosecute any claim, action, counterclaim or other proceeding with respect thereto;

               (iii) to take all other required steps or proceedings to settle or defend any such claim, action or proceeding; and

               (iv) to employ counsel to contest any such claim, action or proceeding in the name of the Indemnified Party or otherwise.

     The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnifying Party. If the Indemnifying Party wishes to assume the defense and/or settlement of any such claim or action, it shall give written notice to the Indemnified Party admitting the possibility of its indemnification obligation in respect thereof and stating that it intends to assume such defense within 15 days after notice from the Indemnified Party of such claim or action (unless the claim or action reasonably requires a response in less than 15 days after notice thereof is given to the Indemnifying Party, in which event it shall notify the Indemnified Party at least five days prior to such reasonably required response date), and the Indemnifying Party shall thereafter assume the defense of such claim or action, through counsel reasonably satisfactory to the Indemnified Party; provided that the Indemnified Party may participate in any such defense at its own expense. The Indemnified Party shall afford the Indemnifying Party's counsel and other authorized representatives reasonable access during normal business hours to all books, records, offices and other facilities and properties of the Indemnified Party, and to the personnel of the Indemnified Party, and shall otherwise use all reasonable efforts to cooperate with the Indemnifying Party, such counsel and such other authorized representatives in connection with the exercise of the rights of the Indemnifying Party pursuant to this Section 10.07; PROVIDED, HOWEVER, that prior to the Indemnifying Party entering into any settlement arrangement it must first acknowledge its obligation to indemnify the Indemnified Party.

          (b) If the Indemnifying Party shall not assume the defense of, or if after so assuming it shall fail to actively defend, any such claim or action, the Indemnified Party may defend against any such claim or action in such manner as it may deem appropriate, and the Indemnified Party may settle such claim or action on such terms as it may deem appropriate, and the Indemnifying Party promptly shall reimburse the Indemnified Party for the amount of such settlement and for all expenses, legal and otherwise, reasonably and necessarily incurred by the Indemnified Party in connection with the defense against and settlement of such claim or action. If no settlement of such claim or action is made, the Indemnifying Party shall satisfy any judgment rendered with respect to such claim or in such action, before the Indemnified Party is required to do so, and pay all expenses, legal or otherwise, reasonably and necessarily incurred by the Indemnified Party in the defense against such claim or action.

          (c) If a judgment is rendered against the Indemnified Party in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of the Indemnified Party, the Indemnifying Party immediately upon such entry or attachment shall pay such judgment in full or discharge such lien unless, at the Indemnifying Party's expense and direction, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnifying Party shall forthwith pay such judgment before the Indemnified Party is compelled to do so.

     10.08 POST CLOSING TRANSITION SERVICES.

          (a) For a period not to exceed six months, and at no additional cost or expense to Seller, Buyer agrees to (i) provide accounting support, including the use of the current accounting system and clerical support for facilitation of Seller's post closing payroll and accounts payable needs,
     (ii) manufacture at the Ventura, California facility XtraAmp kits and their components utilizing raw materials provided by Seller, at standard cost (defined as the standard direct labor and fixed machine costs as, reflected in Seller's accounting system at the Closing Date) plus 10% and (c) provide logistical support services to Seller out of the Ventura, California facility, including purchasing, receiving, physical inventory storage and handling, and shipping services (all freight to be paid by Seller at Buyer's cost).

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.01 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     11.02 NO ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, PROVIDED, HOWEVER, that each party may assign its rights, but not its obligations, hereunder, in whole or in part, to any corporation or other entity controlled by, controlling or under common control with such party, and such party or its assignee may assign their rights hereunder, in whole or in part, to any purchaser of substantially all of the assets or business of such party or such assignee. Any attempted or purported assignment by either party other than in accordance with this Section
11.02 shall be null and void. Nothing herein is intended to prohibit Seller from assigning the proceeds of the sale hereunder to a third party.

     11.03 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which as so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party. Execution by facsimile signature shall be deemed to be, and shall have the same effect as, execution by original signature.

     11.04 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware (without regard to conflict of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     11.05 SUITS IN NEW YORK. The parties agree that any action or proceeding relating in any way to this Agreement or the Related Agreements or the transactions contemplated hereby and thereby shall be brought and enforced in either the state or federal district courts for the State of New York, and the parties hereby waive any objection to jurisdiction or venue in any such proceeding commenced in or removed to such courts.

     11.06 SURVIVAL. The representations, warranties, indemnities and agreements of the parties to this Agreement contained herein or in any document delivered pursuant to or in connection herewith shall survive the Closing for 18 months and shall survive any investigation by any party hereto; PROVIDED, HOWEVER, that the representations and warranties of Seller contained in Sections 3.05, 3.12 and 3.22 shall survive until the expiration of the relevant statute of limitations. The covenants contained in Section 5.05 and Article X shall survive the Closing indefinitely, except as otherwise provided therein.

     11.07 NOTICES. All notices required to be given under the terms of this Agreement or which any of the parties desires to give hereunder shall be in writing and personally delivered or sent by registered or certified mail, return receipt requested, or sent by overnight courier, or sent by fax addressed as follows:

          (a) TO BUYER. If to Buyer addressed to:

                      Trinity Biotech PLC.
                      Bray Business Park
                      Bray, County Wicklow
                      Ireland
                      Fax: 011-353-1267-9800
                      Attn:   Maurice Hickey

               With a copy to:

                      Carter, Ledyard & Milburn
                      2 Wall Street
                      New York, New York 10005
                      Fax: 212-732-3232
                      Attn: Alan J. Bernstein, Esq.

          (b) TO SELLER. If to Seller addressed to:

                      Xtrana, Inc.
                      370 Interlocken Boulevard
                      Broomfield, Colorado 80021
                      Attention: Timothy J. Dahltorp, Chief Executive Officer Telecopier No.: 303.466.3326

               With a copy to:

                      Akin Gump Strauss Hauer & Feld, LLP
                      2029 Century Park East,  24th Floor
                      Los Angeles, CA 90067
                      Attention:  Scott W. Alderton, Esq.
                      Telecopier No.:  310.728.222

     Any party may designate a change of address at any time by giving written notice thereof to the other parties.

     11.08 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written instrument executed by all of the parties hereto.

     11.09 WAIVER OF COMPLIANCE. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but any such waiver or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

     11.10 INTERPRETATION. The table of contents and the article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a governmental entity or any department or agency thereof. As used in this Agreement, the term "subsidiary," when used in reference to any other person, shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such other person. As used in this Agreement, the term "generally accepted accounting principles" means generally accepted accounting principles as in effect and as applied in the United States. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. When used herein, the masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates or permits.

     11.11 ENTIRE AGREEMENT. This Agreement and the Related Agreements, including the schedules, exhibits, documents, certificates and instruments referred to herein and therein, embody the entire agreement and understanding of the parties hereto in respect of any transactions contemplated by this Agreement and the Related Agreements and supersede all prior agreements, representations and understandings among the parties with respect thereto or with respect to the transactions contemplated hereby.

     11.12 SPECIFIC PERFORMANCE.

          (a) Seller acknowledges that, in view of the uniqueness of the Business of Seller and the transactions contemplated hereby, Buyer may not have an adequate remedy at law for money damages in the event that this Agreement with respect to the sale of the Purchased Assets has not been performed in accordance with its terms by Seller and therefore Seller agrees that Buyer shall be entitled to specific enforcement of the terms hereof with respect to the sale of the Purchased Assets and the other transactions contemplated hereby in the event of breach by Seller in addition to any other remedy to which Buyer may be entitled, at law or in equity, for such breach.

          (b) In the event of a breach or threatened breach by the Seller Group of their covenants under Section 10.05 hereof, Seller acknowledges that Buyer may not have an adequate remedy at law for money damages. Accordingly, in the event of such breach or threatened breach, Buyer will be entitled to such equitable and injunctive relief as may be available to restrain the Seller Group from the violation of the provisions of said
     Section 10.05 in addition to any other remedy to which Buyer may be entitled, at law or in equity, for such breach or threatened breach.

     11.13 SEVERABILITY OF COVENANTS. Seller acknowledges that the covenants contained in Section 10.05 of this Agreement are reasonable and necessary for the protection of Buyer and its investment in the Purchased Assets and that each covenant, and the period or periods of time and the types and scope of restrictions on the activities specified therein are, and are intended to be, divisible and shall be deemed a series of separate covenants, one for each state or jurisdiction to which they are applicable. In the event that any provision of this Agreement, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect to the extent that such provisions can still reasonably be given effect in accordance with the intentions of the parties, and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties, modified, amended and limited solely to the extent necessary to render the same valid and enforceable.

                                  ARTICLE XII

                           TERMINATION AND ABANDONMENT

     12.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          (a) by the written agreement of all of the parties hereto;

          (b) by Buyer if there has been a material violation or breach by Seller of any covenant, agreement, representation or warranty contained in this Agreement entitling Buyer not to Close under Article VI;

          (c) by Seller if there has been a material violation or breach by Buyer of any covenant, agreement, representation or warranty contained in this Agreement entitling Seller not to Close under Article VI; or

          (d) by either Buyer or Seller if the Closing of the transactions contemplated by this Agreement shall not have been consummated on or before January 31, 2002 PROVIDED, HOWEVER, that termination pursuant to this subsection (d) shall not relieve any party of the liabilities contemplated by the proviso to the second sentence of Section 12.02 hereof, if applicable.

     12.02 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any of the parties pursuant to Section 12.01(b), (c) or (d) of this Agreement, written notice thereof shall forthwith be given by the terminating party to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is properly terminated, none of the parties hereto nor any of their respective directors, officers or affiliates, as the case may be, shall have any liability or further obligation to any of the other parties or any of their respective directors, officers or affiliates, as the case may be, pursuant to this Agreement; PROVIDED, HOWEVER, that if any such termination shall result from the breach of a warranty or the failure of a party to fulfill a condition to the performance of the obligations of the other parties or to perform a covenant or agreement contained in this Agreement or from any other willful breach by any party to this Agreement, such party shall be solely liable for any and all damages, costs and expenses (including, but not limited to, counsel's fees) sustained or incurred by the other parties as a result of such failure or breach. The provisions of Sections 5.05, 11.04, 11.05, 11.07, 11.13 and 12.02
shall survive any termination hereof.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE.]

     IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by their duly authorized officers as of the date first above written.



                                            TRINITY BIOTECH PLC


                                            By: /S/ MAURICE HICKEY
                                               ---------------------------------
                                               Name:  Maurice Hickey
                                               Title: Chief Financial Officer



                                            XTRANA,  INC.


                                            By:  /S/ TIMOTHY DAHLTORP
                                               ---------------------------------
                                               Name:  Timothy J. Dahltorp
                                               Title: Chief Executive Officer

                                                                    APPENDIX B

                           [HOULIHAN LOKEY LETTERHEAD]


November 7, 2001

Board of Directors
Xtrana, Inc.
590 Burbank Street, Suite 205
Broomfield, CO 80020

Members of the Board:

We understand that Xtrana, Inc. ("Xtrana" or the "Company") has entered into an agreement with Trinity Biotech, PLC. ("Trinity Biotech" hereinafter), whereby the assets of the Company's hemostasis business segment (the "Hemostasis Business" hereinafter) will be acquired by Trinity Biotech for consideration consisting of i) cash in the amount of $3.6 million; ii) three promissory notes totaling $2.6 million payable 12 months, 24 months and 36 months, respectively, after the date of closing of the Transaction (as hereinafter defined), and; iii) the assumption of certain liabilities of the Hemostasis Business by Trinity Biotech in the amount of approximately $1.3 million. Such transaction and other related transactions contemplated by the Asset Purchase Agreement by and between Trinity Biotech and the Company, dated as of November 9, 2001 (the "Purchase Agreement"), are referred to collectively herein as the "Transaction."

Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, asset sales, private placements and valuations for estate, corporate and other purposes. In connection with the Transaction, you requested our opinion as to the fairness, from a financial point of view, to the Company of the consideration to be received by the Company in the Transaction. We will receive a fee for providing this opinion. The opinion fee is not contingent upon the consummation of the Transaction. The Company has also agreed to indemnify us against certain liabilities in connection with our services.

The opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In arriving at our opinion, we have undertaken such review, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company and the Hemostasis Business;

2. visited certain facilities and business offices of the Company in Ventura, California;

3. reviewed the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000, quarterly report on Form 10-Q for the quarter ended June 30, 2001, and Company-prepared interim consolidating financial statements for the eight month period ended August 31, 2001, which the Company's management has identified as being the most current financial statements available;

4. reviewed certain financial projections prepared by the Company's management relating to the Hemostasis Business for the fiscal years ending December 31, 2001 and 2002;


                                    Page B-1

5. reviewed a draft of the Company's Proxy Statement prepared in connection with the Transaction;

6. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

7. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Hemostasis Business;

8. reviewed Trinity Biotech's annual reports to shareholders on Form 20-F for the fiscal year ended December 31, 2000 and certain publicly-disclosed financial results for the six months ended June 30, 2001;

9. reviewed the latest draft [final document to be delivered at closing] dated November 7, 2001 of the Purchase Agreement; and

10. conducted such other studies, analyses and inquiries as we have deemed appropriate for purposes of this opinion.

We have relied upon and assumed the accuracy and completeness of the financial statements and other information provided by the Company or otherwise made available to us and have not assumed responsibility to verify such information. We have further relied upon the assurances of the Company's management that the information provided, including financial forecasts and projections, has been prepared on a reasonable basis in accordance with industry practice, and reflects the best currently available estimates and judgment of the Company's management and that there has been no material change in the assets, financial condition, business or prospects of the Company or the Hemostasis Business since the date of the most recent financial statements made available to us, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading.

Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that the Company is not a party to any pending transaction, including external financings, recapitalizations, asset sales, acquisitions or merger discussions, other than the Transaction or in the ordinary course of business. We have also assumed that all the necessary regulatory approvals and consents required for the Transaction will be obtained in a manner that will not change the purchase price for the Hemostasis Business.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities of the Company or the Hemostasis Business, and have not been furnished with any such appraisals or valuations, nor have we made any physical inspection of any of the properties or assets of the Company or the Hemostasis Business. We express no opinion regarding the liquidation value of any entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject and, at the Company's direction and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

Our opinion is necessarily based upon the information available to us and facts, business, economic, market and other conditions as they exist and can be evaluated by us on the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.


                                    Page B-2

This opinion is furnished solely for the benefit of the Company's Board of Directors and may not be relied upon by any other person without our express, prior written consent. This opinion is delivered to the Company's Board of Directors subject to the conditions, scope of engagement, limitations and understandings set forth in this opinion and our engagement letter, and subject to the understanding that the obligations of Houlihan Lokey in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates. Except with respect to the use of this opinion in connection with the Proxy Statement relating to the Transaction, this opinion shall not be published or otherwise used, no shall any public references to us be made, without our prior written approval.

Based upon the foregoing and such other factors as we consider relevant, and in reliance thereon, it is our opinion that, as of the date hereof, the consideration to be received by the Company in the Transaction is fair, from a financial point of view, to the Company.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.



                                    Page B-3

                                                                    APPENDIX C


                                  XTRANA, INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

     The undersigned, a stockholder of XTRANA, INC., a Delaware corporation, ("Xtrana") hereby appoints Micheal D. Bick, Ph.D., and Timothy Dahltorp, or either one of them, as the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Company's Special Meeting of Stockholders (the "Special Meeting"), including, without limitation to act on behalf of the undersigned to adjourn the Special Meeting for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions of the Sale of Assets (defined below), to be held on December 20, 2001, and at any of its postponements or adjournments, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

     The Board of Directors recommends a FOR vote on the proposal listed below.

     1. To approve the proposed Sale of Assets by Xtrana, Inc. to Trinity Biotech, PLC ("Trinity") pursuant to the terms of the Asset Purchase Agreement between the Xtrana and Trinity.

             ____ FOR             ____ AGAINST         ____ ABSTAIN

          The undersigned hereby revokes any other proxy to vote at the Special Meeting, and hereby ratifies and confirms all that the proxy holder may lawfully do by virtue hereof. As to any other business that may properly come before the Special Meeting and any of its postponements or adjournments, the proxy holder is authorized to vote in accordance with its best judgment.

          This Proxy will be voted in accordance with the instructions set forth above. This Proxy will be treated as a GRANT OF AUTHORITY TO VOTE FOR the approval of the Sale of Assets by Xtrana to Trinity pursuant to the Asset Purchase Agreement unless otherwise directed.

          The undersigned acknowledges receipt of a copy of the Notice of Special Meeting and accompanying Proxy Statement dated November ___, 2001 relating to the Special Meeting.


                                    Date:  ______________________________, ____



                                       ----------------------------------------



                                       ----------------------------------------
                                                 Signature(s) of Stockholder(s)
                                                       (See Instructions Below)

     The signature(s) hereon should correspond exactly with the name(s) of the stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

                           THIS PROXY IS SOLICITED BY
                            THE BOARD OF DIRECTORS OF
                                  XTRANA, INC.


                                    Page C-1